INDEX TO CONSOLIDATED FINACIAL STATEMENTS
                      OF AIRGATE PCS, INC. AND SUBSIDIARIES


                                                                            Page
Audited Consolidated Financial Statements
    Independent Auditors' Report.........................................   F-2

    Consolidated Balance Sheets as of
     September 30, 2003 and September 30, 2002...........................   F-3

    Consolidated Statements of Operations for
     the Years Ended September 30, 2003, 2002 and 2001...................   F-4

    Consolidated Statements of Stockholders' Deficit
     for the Years Ended September 30, 2003, 2002 and 2001...............   F-5

    Consolidated Statements of Cash Flows for
     the Years Ended September 30, 2003, 2002 and 2001...................   F-6

    Notes to the Consolidated Financial Statements.......................   F-7

Financial Statement Schedule
    Independent Auditors' Report.........................................  F-33

    Consolidated Schedule of Valuation and
     Qualifying Accounts.................................................  F-34

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
AirGate PCS, Inc.:

         We have audited the accompanying consolidated balance sheets of AirGate PCS, Inc. and subsidiaries as of September 30, 2003 and 2002, and the related consolidated statements of operations, stockholders' deficit, and cash flows for each of the years in the three-year period ended September 30, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of AirGate PCS, Inc. and subsidiaries as of September 30, 2003 and 2002, and the results of their operations and their cash flows for each of the years in the three-year period ended September 30, 2003, in conformity with accounting principles generally accepted in the United States of America.

         The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered significant recurring losses since inception and has an accumulated deficit of $1.3 billion and a stockholders' deficit of $377.0 million at September 30, 2003. The Company's continuation as a going concern is dependent on its ability to restructure or otherwise amend the terms of its debt; and if unsuccessful, the Company may seek bankruptcy court or other protection from its creditors within the next year. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/S/  KPMG LLP


Atlanta, Georgia
December 5, 2003,
except as to note 14(a) and (b),
which are as of February 17, 2004

                       AIRGATE PCS, INC. AND SUBSIDIARIES


                           CONSOLIDATED BALANCE SHEETS
           (Dollars in thousands, except share and per share amounts)
               (Shares reflect reverse stock split. See note 14(b).)


                                                                                       September 30,
                                                                                 -------------------------
                                                                                  2003               2002
                                                                                  ----               ----
Assets:
Current assets:
      Cash and cash equivalents......................................          $ 54,078           $  4,887
      Accounts receivable, net of allowance for
       doubtful accounts of $4,635 and $6,759........................            26,994             24,245
      Receivable from Sprint.........................................            15,809             28,977
      Inventories....................................................             2,132              4,136
      Prepaid expenses...............................................             2,107              4,130
      Other current assets...........................................               145              1,331
                                                                             -----------        -----------
          Total current assets.......................................           101,265             67,706

Property and equipment, net of accumulated
 depreciation and amortization of $129,986 and $83,820...............           178,070            213,777
Financing costs......................................................             6,682              7,892
Direct subscriber activation costs...................................             3,907              5,298
Other assets.........................................................               992                542
 Net assets of discontinued operations...............................                --            279,079
                                                                             -----------        -----------
    Total assets.....................................................         $ 290,916          $ 574,294
                                                                             ===========        ===========


Liabilities and Stockholders' Deficit:
Current liabilities:
      Accounts payable...............................................           $ 5,945            $ 9,803
      Accrued expenses...............................................            12,104              9,827
      Payable to Sprint..............................................            45,069             53,381
      Deferred revenue...............................................             7,854              7,140
      Current maturities of long-term debt ..........................            17,775              2,024
                                                                             -----------        -----------

          Total current liabilities..................................            88,747             82,175
Deferred subscriber activation fee revenue...........................             6,701              9,222
Other long-term liabilities..........................................             1,841                958
Long-term debt, excluding current maturities.........................           386,509            354,264
Investment in iPCS...................................................           184,115                 --
   Net liabilities of discontinued operations........................                --            420,622
                                                                             -----------        -----------
          Total liabilities..........................................           667,913            867,241
                                                                             -----------        -----------

            Commitments and contingencies ...........................                --                 --

Stockholders' deficit:
      Preferred stock, par value, $.01 per share;
          1,000,000 shares authorized; no shares
          issued and outstanding.....................................                --                 --
      Common stock, par value, $.01 per share;
          30,000,000 shares authorized; 5,192,238 and
          5,161,304 shares issued and outstanding at
          September 30, 2003 and 2002................................                52                 52
      Additional paid-in-capital.....................................           924,095            924,214
      Accumulated deficit............................................        (1,300,941)        (1,216,184)
      Unearned stock compensation....................................              (203)            (1,029)
                                                                             -----------        -----------
            Total stockholders' deficit..............................          (376,997)          (292,947)
                                                                             -----------        -----------
            Total liabilities and stockholders' deficit..............          $290,916           $574,294
                                                                             ===========        ===========
        See accompanying notes to the consolidated financial statements.

                       AIRGATE PCS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
           (Dollars in thousands, except share and per share amounts)
               (Shares reflect reverse stock split. See note 14(b).)


                                                                                                 Years Ended September 30,
                                                                                         ---------------------------------------
                                                                                          2003            2002             2001
                                                                                          ----            ----             ----
Revenues:
       Service revenue........................................................... $      251,481     $    226,504    $    105,976
       Roaming revenue...........................................................         68,222           74,013          55,329
       Equipment revenue.........................................................         11,645           13,027          10,782
                                                                                       ---------       ----------       ---------
                       Total revenues............................................        331,348          313,544         172,087
                                                                                       ---------       ----------       ---------
Operating expenses:
        Cost of service and roaming (exclusive of depreciation
         and amortization, as shown separately below)............................        187,365          204,153         116,909
        Cost of equipment........................................................         21,522           27,778          20,218
        Selling and marketing....................................................         51,769           79,099          71,706
        General and administrative...............................................         23,347           18,143          17,141
        Depreciation and amortization of property and equipment .................         46,494           40,764          30,667
        Loss  on disposal of property and equipment..............................            518            1,074              --
                                                                                       ---------       ----------       ---------
            Total operating expense..............................................        331,015          371,011         256,641
                                                                                       ---------       ----------       ---------
            Operating income (loss)..............................................            333          (57,467)        (84,554)
        Interest income..........................................................            187              161           2,463
        Interest expense.........................................................        (42,706)         (35,474)        (28,899)
                                                                                       ---------       ----------       ---------
            Loss from continuing operations before income tax....................        (42,186)         (92,780)       (110,990)
       Income tax  ..............................................................             --               --              --
                                                                                       ---------       ----------       ---------
            Loss from continuing operations......................................        (42,186)         (92,780)       (110,990)

       Discontinued Operations:
          Loss from discontinued operations net of $0 and
           $28,761 income tax benefit............................................        (42,571)        (903,837)             --
                                                                                       ---------       ----------       ---------
            Net loss ............................................................ $      (84,757)    $   (996,617)   $   (110,990)
                                                                                       =========       ==========       =========
       Basic and diluted weighted-average number of shares
        outstanding..............................................................      5,181,683        4,750,301       2,617,857
                                                                                       =========       ==========       =========
       Basic and diluted loss per share:

          Loss from continuing operations........................................ $        (8.14)    $     (19.53)   $     (42.40)

          Loss from discontinued operations......................................          (8.22)         (190.27)             --
                                                                                       ---------       ----------       ---------
            Net loss............................................................. $       (16.36)    $    (209.80)   $     (42.40)
                                                                                       =========       ==========       =========

        See accompanying notes to the consolidated financial statements.

                       AIRGATE PCS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                  (Dollars in thousands, except share amounts)
               (Shares reflect reverse stock split. See note 14(b).)

                 Years ended September 30, 2003, 2002, and 2001


                                                   Common Stock      Additional                      Unearned           Total
                                               --------------------   paid-in      Accumulated        stock         stockholders'
                                                 Shares      Amount   capital        deficit       compensation        deficit
                                                 ------      ------ ------------  --------------  ---------------  -----------------

Balance at September 30, 2000.................  2,563,357  $     26  $  161,677    $   (108,577)   $      (3,253)  $        49,873
  Exercise of common stock purchase warrants..     16,128         1          --              --               --                 1
  Exercise of stock options...................     93,511        --       6,727              --               --             6,727
  Forfeiture of compensatory stock options....         --        --         (81)             --               81              --
  Stock compensation expense..................         --        --          39              --            1,626             1,665
  Net loss....................................         --        --          --        (110,990)              --          (110,990)
                                               -----------  --------  ----------    ------------    -------------   ---------------
Balance at September 30, 2001.................  2,672,996        27     168,362        (219,567)          (1,546)          (52,724)
                                               -----------  --------  ----------    ------------    -------------   ---------------
  Issuance of common stock in merger with
   iPCS.......................................  2,472,514        25     706,620              --               --           706,645
  Stock options and warrants assumed in
   merger with iPCS...........................         --        --       47,727             --               --            47,727
  Exercise of stock options...................      6,712        --         685              --               --               685
  Issuance of restricted common stock.........      2,413        --         252              --             (252)               --
  Exercise of common stock purchase warrants..      3,000        --          --              --               --                --
  Issuance of common stock to employee
   stock purchase plan........................      3,669        --         568              --               --               568
  Stock compensation expense..................         --        --          --              --              769               769
  Net loss....................................         --        --          --        (996,617)              --          (996,617)
                                               -----------  --------  ----------    ------------    -------------   ---------------
Balance at September 30, 2002.................  5,161,304        52     924,214      (1,216,184)          (1,029)         (292,947)
                                               -----------  --------  ----------    ------------    -------------   ---------------
   Issuance of restricted common stock........      6,000        --          21              --              (21)               --

   Exercise of common stock purchase warrants.      4,295        --          --              --               --                --
   Issuance of common stock to employee stock
    purchase plan.............................     21,677        --          57              --               --                57
   Forfeiture of compensatory stock option....         --        --        (195)             --              195                --
   Forfeiture of restricted common stock......     (1,038)       --          (2)             --                2                --
   Stock compensation expense.................         --        --          --              --              650               650
   Net loss...................................         --        --          --         (84,757)              --           (84,757)
                                               -----------  --------  ----------    ------------    -------------   ---------------
Balance at September 30, 2003.................  5,192,238  $     52  $  924,095    $ (1,300,941)   $        (203)  $      (376,997)
                                               ===========  ========  ==========    ============    =============   ===============


        See accompanying notes to the consolidated financial statements.

                       AIRGATE PCS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)

                                                                                              Years Ended September 30,
                                                                                      -------------------------------------------
                                                                                        2003                2002            2001
                                                                                        ----                ----            ----

Cash flows from operating activities:
      Net loss................................................................  $      (84,757)    $     (996,617)   $   (110,990)
      Adjustments to reconcile net loss to net cash provided
        by (used in) operating activities:
       Loss from discontinued operations......................................          42,571            903,837             --

       Loss on disposal of property and equipment.............................             518              1,074             --
       Depreciation and amortization of property and equipment................          46,494             40,764          30,667
       Amortization of financing costs into interest expense..................           1,210              1,210           1,210
       Provision for doubtful accounts........................................           5,220             21,343           8,125
       Interest expense associated with accretion of discounts................          33,020             28,762          23,799
       Non-cash stock compensation............................................             650                769           1,665
          Changes in assets and liabilities:
           Accounts receivable................................................          (7,969)           (21,790)        (26,995)
           Receivable from Sprint.............................................          13,168            (18,777)         (6,432)
           Inventories........................................................           2,004                503          (1,737)
           Prepaid expenses, other current and non-current
             assets...........................................................           4,150             (1,745)         (4,470)
           Accounts payable, accrued expenses and other
             long term liabilities............................................           1,500             (7,440)          8,741
           Payable to Sprint..................................................          (8,312)            20,817          27,272
           Deferred revenue...................................................             714              1,756           8,295
                                                                                   --------------     -------------     -----------
                        Net cash provided by (used in)
                          operating activities................................         50,181            (25,534)        (40,850)
                                                                                   --------------     -------------     -----------
Cash flows from investing activities:
      Property and equipment, net.............................................         (16,023)           (40,263)        (71,270)
      Acquisition of iPCS.....................................................             --              (6,058)             --
      Purchase of business assets.............................................             --                  --            (502)
                                                                                   --------------     -------------     -----------
                        Net cash used in investing activities.................         (16,023)           (46,321)        (71,772)
                                                                                   --------------     -------------     -----------


Cash flows from financing activities:
      Proceeds from borrowings under senior credit facilities.................          17,000             61,200          61,800
      Payment for credit facility.............................................          (2,024)               --              --
      Proceeds from stock issued to employee stock purchase plan..............              57                567             --
      Proceeds from exercise of common stock purchase warrants................              --                 --               1
      Proceeds from exercise of employee stock options........................              --                685           6,727
                                                                                   --------------     -------------     -----------
                         Net cash provided by financing activities............          15,033              62,452         68,528
                                                                                   --------------     -------------     -----------

                         Net increase (decrease) in cash and
                           cash equivalents...................................          49,191              (9,403)       (44,094)
Cash and cash equivalents at beginning of period..............................           4,887              14,290         58,384
                                                                                   --------------         ---------     -----------
Cash and cash equivalents at end of period....................................  $       54,078         $     4,887      $  14,290
                                                                                   ==============         =========     ===========

Supplemental disclosure of cash flow information:
      Cash paid for interest..................................................  $        7,807        $      6,806      $   3,846

Supplemental disclosure of non-cash investing and
  financing activities:
      Capitalized interest....................................................  $          444        $      2,137      $   2,917

      Grant of restricted common stock and compensatory
        stock options.........................................................              21                 252             --
      Forfeiture of compensatory stock options................................            (195)                --             (81)
      Forfeiture of restricted stock..........................................              (2)                --              --
      Modification of stock options...........................................              --                 --              39

        See accompanying notes to the consolidated financial statements.

(1)     Business, Basis of Presentation and Liquidity

(a)  Basis of Presentation

AirGate PCS, Inc. and its restricted and unrestricted subsidiaries (the "Company") were created for the purpose of providing wireless Personal Communication Services ("PCS"). AirGate PCS, Inc. and its restricted subsidiaries ("AirGate") are a network partner of Sprint with the right to market and provide Sprint PCS products and services using the Sprint brand names in a defined territory.

On November 30, 2001, AirGate acquired an unrestricted subsidiary, iPCS, Inc. (together with its subsidiaries, "iPCS"), a network partner of Sprint with 37 markets in the Midwestern United States. Subsequent to November 30, 2001, the results of operations and accounts of iPCS were consolidated with the Company in accordance with generally accepted accounting principles. On February 23, 2003, iPCS filed a Chapter 11 bankruptcy case in the United States Bankruptcy Court for the Northern District of Georgia for the purpose of effecting a court administered reorganization. Subsequent to February 23, 2003, the Company no longer consolidated the accounts and results of operations of iPCS and the accounts of iPCS were recorded as an investment using the cost method of accounting. On October 17, 2003, AirGate irrevocably transferred all of its shares of iPCS common stock to a trust organized under Delaware law. The beneficial owners of AirGate common stock on the date of transfer are the beneficiaries of the trust. No distributions will be made from the trust to the beneficiaries unless directed by the iPCS board of directors and/or an order of the iPCS bankruptcy court. AirGate has no interest in the trust. As a result, iPCS has been shown as a discontinued operation (see note 14(a)) and the iPCS investment (approximately $184 million credit balance carrying amount) will be eliminated and recorded as a non-monetary gain from disposition of discontinuing operations (see notes 2 and 14).

Because iPCS is an unrestricted subsidiary, AirGate is generally unable to provide capital or other financial support to iPCS. Further, iPCS lenders, noteholders and creditors do not have a lien on or encumbrance on assets of AirGate. Management believes that iPCS' bankruptcy proceedings and related outcomes will not have a material adverse effect on the results of operations, financial condition or the liquidity of AirGate.

These consolidated financial statements and related footnotes have been prepared in accordance with accounting principles generally accepted in the United States of America. All significant intercompany accounts and transactions have been eliminated in consolidation.

 (b)  Liquidity, Financial Restructuring and Going Concern

The financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

The PCS market is characterized by significant risks as a result of rapid changes in technology, intense competition and the costs associated with the build-out, on-going operations and growth of a PCS network. The Company's operations are dependent upon Sprint's ability to perform its obligations under the agreements between the Company and Sprint under which the Company has agreed to construct and manage its Sprint PCS network (the "Sprint Agreements"). The Company's ability to attract and maintain a subscriber base of sufficient size and credit quality is critical to achieving sufficient positive cash flow. Significant changes in technology, increased competition, or adverse economic conditions could impair the Company's ability to achieve sufficient positive cash flow.

As shown in the consolidated financial statements, the Company has generated significant net losses since inception and has an accumulated deficit of $1.3 billion and stockholders' deficit of $377.0 million at September 30, 2003. For the year ended September 30, 2003, the Company's net loss amounted to $84.8 million, $42.2 million of which was attributable to continuing operations. As of September 30, 2003, AirGate had working capital of $12.5 million and cash and cash equivalents of $54.1 million, and no remaining availability under its credit facility. As a result, AirGate is completely dependent on available cash and operating cash flow to pay debt service and meet its other capital needs. If such sources are not sufficient, alternative funding sources may not be available.

In addition to its capital needs to fund operating losses, AirGate has invested large amounts to build-out its networks and for other capital assets. Since inception, AirGate has invested $302 million to purchase property and equipment. While much of AirGate's networks are now complete, and capital expenditures are expected to be lower than prior years, such expenditures will continue to be necessary.

A number of factors, including slower subscriber growth, increased competition and our dependence on Sprint and Sprint's changes to various programs and fees, have had an adverse affect on AirGate's business and have led the Company to revise its business strategy and take actions to cut costs. These actions included the following:

         o Restructuring the AirGate organization and eliminating more than 150 positions;

         o        Reducing capital expenditures;

         o        Reducing spending for sales and marketing activities; and

         o Reducing network operating costs by more closely managing connectivity costs.

In November 2003, AirGate entered into an amendment to the AirGate credit facility. Some of the changes effected by the amendment clarify certain ambiguities and modify the definition and period for calculating EBITDA for purposes of complying with financial covenants under the credit facility. Management expects these changes to generally assist AirGate in complying with these financial covenants for the next twelve months.

Under our current business plan, the Company's compliance with the financial covenants under the AirGate credit facility is not assured and the Company's ability to generate sufficient cash flow to meet its financial covenants and payment obligations in 2005 and beyond is substantially uncertain. In addition, there is substantial risk that under its current business plan, the Company would not have sufficient liquidity to meet its cash interest obligations under the Old AirGate Notes (defined below) in 2006. As a result, the Company has currently proposed a financial restructuring (the "Recapitalization Plan") which includes, but is not limited to the following:

         o An offer to exchange all of the outstanding 13.5% senior subordinated discount notes due 2009 (the "Old AirGate Notes") for (i) newly issued share of common stock representing 56% of the shares of common stock to be issued and outstanding immediately after the Recapitalization Plan and (ii) $160.0 million aggregate principal amount of newly issued 9 3/8% senior subordinated notes due 2009 (the "New Notes");

         o A consent solicitation to remove substantially all of the restrictive covenants in the indenture governing the Old AirGate Notes, release collateral that secures the Company's obligations thereunder and obtain waivers of any defaults or events of default that occur in connection with the restructuring.

         o        A 1:5 reverse stock split.

In the event that the conditions for the consummation of the Recapitalization Plan are not satisfied, including, for example, the failure to meet the minimum tender condition, the Company's board of directors may elect, assuming that it receives sufficient acceptances from the holders of the Old AirGate Notes, to seek as an alternative to the Recapitalization Plan, the confirmation of a prepackaged plan of reorganization within the next year. It is anticipated that any prepackaged plan of reorganization would effect the same transactions contemplated by the Recapitalization Plan. If a prepackaged plan of reorganization or bankruptcy case of any kind is commenced with regard to the Company, it would constitute a default under the AirGate senior credit facility and the indenture governing the Old AirGate Notes. Such a default could result in an acceleration of the debt represented by the senior credit facility and the Old AirGate Notes.

The completion of the financial restructuring will improve AirGate's cash flow by significantly reducing debt service payments in 2005 and beyond.

(2)  Discontinued Operations

(a) Merger with iPCS, Inc.

On November 30, 2001, the Company completed the acquisition of iPCS. In light of the consolidation in the wireless communications industry in general and among Sprint PCS network partners in particular, the Company's Board of Directors believed that the merger represented a strategic opportunity to significantly expand the size and scope of the Company's operations. The Company's Board of Directors believed that, following the merger, the Company would have greater financial flexibility, operational efficiencies and growth potential than the Company would have solely on its own. In connection with the iPCS acquisition, the Company issued 12.4 million shares pre-split of Company common stock valued at $57.16 per share on November 30, 2001, which totaled $706.6 million. The Company reserved an additional 1.1 million shares pre-split for issuance upon exercise of outstanding iPCS options and warrants valued at $47.7 million using a Black-Scholes option pricing model. The transaction was accounted for under the purchase method of accounting. Accordingly, the Company allocated the purchase price to the fair value of identifiable assets and liabilities. Subsequently, certain former shareholders of iPCS sold 4.0 million shares pre-split of Company common stock in an underwritten offering on December 18, 2001.

The Company considered itself the acquiring entity for the following reasons: the Company was the issuer of the equity shares in the merger; Company stockholders, subsequent to the merger, held 53 percent of the combined entity; senior management of the combined entity subsequent to the merger was comprised of former senior management of the Company; Company stockholders, subsequent to the merger, held the majority voting right to elect the governing body of the combined company; and the Company prior to the merger was the larger of the two entities.

The total purchase price and the fair values assigned to identifiable assets and liabilities as of November 30, 2001 are summarized below (dollars in thousands).


                                                                                      As of November 30,
                                                                                             2001
                                                                                      ------------------
Stock issued......................................................................        $ 706,645
Value of options and warrants converted...........................................           47,727
Costs associated with acquisition.................................................            7,730
Liabilities assumed...............................................................          394,165
                                                                                         ----------
          Total purchase price....................................................       $1,156,267
                                                                                         ==========

Tangible assets (including $213,101 of property and equipment)....................        $ 313,843
Intangible assets.................................................................          379,589
Goodwill..........................................................................          462,835
                                                                                         ----------
          Total...................................................................       $1,156,267
                                                                                         ==========

As a result of the acquisition of iPCS, the Company recorded goodwill of $462.8 million and intangible assets of $379.6 million (dollars in thousands):


                                                                           Value           Amortization
                                                                          Assigned           Period
                                                                          --------         ------------
Acquired subscriber base.............................................      $52,400           30 months
Non-competition agreements...........................................        3,900            6 months
Right to provide service under the Sprint Agreements.................      323,289          205 months
                                                                          --------
                                                                          $379,589
                                                                          ========

The unaudited pro forma condensed consolidated statements of operations for the years ended September 30, 2002 and 2001, set forth below, present the results of operations as if the acquisition had occurred at the beginning of each period and are not necessarily indicative of future results or actual results that would have been achieved had the acquisition occurred as of the beginning of each period (dollars in thousands, except per share amounts).


                                                                              Years Ended September 30,
                                                                     --------------------------------------------
                                                                             2002                  2001
                                                                             ----                  ----
    Total revenues.................................................      $    483,612             $  259,214
                                                                         =============            ===========
    Net loss.......................................................      $ (1,045,361)            $ (246,032)
                                                                         =============            ===========
    Basic and diluted net loss per share...........................      $    (202.85)            $   (48.35)
                                                                         =============            ===========

 (b)  Purchase Accounting, Goodwill and intangible assets (see note 14(a))

The changes in the carrying amount of goodwill as of September 30, 2002 are as follows. There is no goodwill remaining after September 30, 2002 (dollars in thousands):


Balance of goodwill as of September 30, 2001                                                                   $      -
    Goodwill acquired on November 30, 2001 (preliminary purchase price allocation)                              387,392
    Adjustments to preliminary purchase price allocation recorded during period ended March 31, 2002             73,528
    Goodwill impairments                                                                                       (460,920)
                                                                                                               ---------
Balance as of September 30, 2002                                                                               $      -
                                                                                                               =========

The adjustment to the preliminary purchase price resulted from the receipt of the final purchase price allocation. These adjustments reduced the intangible amount assigned to the right to provide service under the Sprint Agreements by $94 million, increased goodwill by $73.5 million, adjusted other assets and liabilities by $6.9 million, and reduced the deferred income tax liability by $27.4 million.

The carrying amount for the intangible assets are shown below and include the amortization period and the gross carrying amount, impairment loss, amortization expense and the deconsolidation of iPCS as of September 30, 2003, 2002 and 2001 (dollars in thousands):

                                                                                             Amortization
                                                                                                period
                                                                                             ------------
     Non-competition agreements - iPCS acquisition.......................................      6 months
     Non-competition agreements - AirGate store acquisition..............................     24 months
     Acquired subscriber base - iPCS acquisition.........................................     30 months
     Right to provide service under the Sprint agreements - iPCS acquisition.............    205 months



                                                                Non-competition        Acquired        Right to provide
                                            Non-competition       agreements -     subscriber base    service under the
                                           agreements - iPCS     AirGate store          - iPCS       Sprint agreements -
                                              acquisition         acquisition        acquisition       iPCS acquisition   Total
                                           -----------------    ---------------    ---------------   ------------------   -----
Balance as of November 30, 2001...........     $ 3,900               $ 159          $ 52,400            $  323,289      $379,748
      Amortization expense................      (3,900)               (127)          (17,465)              (17,886)      (39,378)
      Impairment..........................          --                  --            (6,640)             (305,403)     (312,043)
                                               --------              ------         ---------           ----------      ---------
Balance as of September 30, 2002..........          --                  32            28,295                    --        28,327
      Amortization expense................          --                 (32)           (6,789)                   --        (6,821)
      Deconsolidation of iPCS.............          --                  --           (21,506)                   --       (21,506)
                                               --------              ------         ---------           ----------      ---------
Balance as of September 30, 2003..........     $    --               $  --          $     --            $       --      $     --
                                               ========              ======         =========           ==========      =========


(c)   Goodwill and Asset Impairments (see note 14(a))

The wireless telecommunications industry experienced significant declines in market capitalization throughout most of 2002. These significant declines in market capitalization resulted from concerns regarding anticipated weakness in future subscriber growth, increased subscriber churn, anticipated future lower average revenue per user ("ARPU") and liquidity concerns. As a result of these industry trends, the Company experienced significant declines in its market capitalization subsequent to its acquisition of iPCS. Additionally, there were significant adverse changes to the business plan for iPCS. These changes included lower new subscribers, lower ARPU, increased service and pass through costs from Sprint and lower roaming margins from Sprint. Wireless industry acquisitions subsequent to the Company's acquisition of iPCS have been valued substantially lower on a price per population and a price per subscriber basis. As a result of these transactions and industry trends, the Company believed that the fair value of iPCS and its assets had been reduced. Accordingly, the Company on two occasions during 2002 performed fair value assessments of iPCS and its assets. In determining the March 31, 2002 fair value assessment, the Company utilized a combination of a market approach along with a discounted cash flow approach. As there were no comparable transactions during the later half of 2002, the Company utilized a discounted cash flow approach to determine the valuation at September 30, 2002. The Company recorded goodwill impairments of approximately $261.2 million and $199.7 million during the quarters ended March 31, 2002 and September 30, 2002, respectively, as a result of these fair value assessments.

During the quarter ended September 30, 2002, the Company recorded an impairment for intangible assets of $312.0 million reflecting an impairment of iPCS' right to provide service under the Sprint Agreements and the acquired subscriber base. The right to provide service under iPCS' Sprint Agreements and its acquired subscriber base were recorded as a result of the iPCS acquisition. The value and lives assigned to these intangibles were $323.3 million and 205 months and $52.4 million and 30 months, respectively. As discussed above, the impairment arose from significant adverse changes to the iPCS business plan. As a result, the Company adjusted the carrying value of the right iPCS had to provide service under the Sprint Agreements and the value of the acquired subscriber base to their fair values at September 30, 2002.

During the quarter ended September 30, 2002, the Company recorded an asset impairment for the property and equipment (principally network assets) of iPCS of $44.5 million. As discussed above, the impairment arose from significant adverse changes to the business plan for iPCS as well as a generally weak secondary market for telecommunications related equipment.

(d)   iPCS Deconsolidation

Subsequent to the acquisition of iPCS, the results of operations and accounts of iPCS were consolidated with the Company in accordance with generally accepted accounting principles. On February 23, 2003, iPCS filed a Chapter 11 bankruptcy case in the United States Bankruptcy Court for the Northern District of Georgia for the purpose of effecting a court administered reorganization. Subsequent to February 23, 2003, the Company no longer consolidated the accounts and results of operations of iPCS and the accounts of iPCS were recorded as an investment using the cost method of accounting.

The following reflects the condensed balance sheet information for iPCS, summarizing the deconsolidation adjustment to record the investment in iPCS on the cost basis as of February 23, 2003 (dollars in thousands):


                                                                                     As of February 23,
       Condensed iPCS Balance Sheet Information:                                            2003
                                                                                     ------------------
       Cash and cash equivalents...............................................         $  10,031
       Other current assets....................................................            32,084
                                                                                        ---------
              Total current assets.............................................            42,115
       Property and equipment, net.............................................           174,103
       Other noncurrent assets.................................................            24,807
                                                                                        ---------
              Total assets.....................................................         $ 241,025
                                                                                        =========

       Current liabilities.....................................................         $ 416,564
       Long-term debt .........................................................               409

       Other long-term liabilities.............................................             8,167
                                                                                        ---------
              Total liabilities................................................           425,140
                                                                                        =========
              Investment in iPCS...............................................         $ 184,115
                                                                                        =========


(e)  Discontinued Operations

On October 17, 2003, the Company irrevocably transferred all of its shares of iPCS common stock to a trust for the benefit of the Company's shareholders of record on the date of the transfer. On the date of the transfer, the iPCS investment ($184.1 million credit balance carrying amount) was eliminated and recorded as a gain on disposal of discontinued operations. The results for iPCS for all periods presented are shown as discontinued operations (see note 14(a)). The following reflects the accounts and loss from discontinued operations of iPCS as of September 30, 2002 and for the years ended September 30, 2003 and 2002 (dollars in thousands):

                                                           As of September
                                                              30, 2002
                                                           ---------------
       Cash and cash equivalents                           $     27,588
       Other current assets                                      34,479
                                                           ------------
       Total current assets                                      62,067
       Property and equipment, net                              185,378
         Intangible assets, net                                  28,294
         Other noncurrent assets                                  3,340
                                                           ------------
         Net assets of discontinued operations             $    279,079
                                                           ============
         Current liabilities                               $    411,998
         Long-term debt                                             564
         Other long-term liabilities                              8,060
                                                           ------------
         Net liabilities of discontinued operations        $    420,622
                                                           ============


                                                                      For the Years Ended
                                                                         September 30,
                                                                   2003               2002
                                                                   ----               ----
       Revenue                                             $       79,364    $       144,080
       Cost of revenue                                             63,398            124,031
       Selling and marketing                                       16,417             37,511
       General and administrative                                   6,881              7,708
       Depreciation and amortization                               20,989             68,765
       Loss on disposal                                             1,451                 --
       Impairments                                                     --            817,413
                                                                ---------        -----------
              Operating expense                                   109,136          1,055,428
                                                                ---------        -----------
              Operating loss                                      (29,772)          (911,348)
       Interest expense, net                                      (12,799)           (21,250)
       Income tax benefit                                              --             28,761
                                                                ---------        -----------
              Loss from discontinued operations            $      (42,571)   $      (903,837)
                                                                =========        ===========


 (3)     Summary of Significant Accounting Policies

(a)  Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, services have been rendered or products have been delivered, the price to the buyer is fixed and determinable, and collectibility is reasonably assured. Effective July 1, 2003 the Company adopted Emerging Issues Task Force ("EITF") No. 00-21, "Accounting for Revenue Arrangements with Multiple Element Deliverables." The EITF guidance addresses how to account for arrangements that may involve multiple revenue-generating activities, i.e., the delivery or performance of multiple products, services, and/or rights to use assets. In applying this guidance, separate contracts with the same party, entered into at or near the same time, will be presumed to be a bundled transaction, and the consideration will be measured and allocated to the separate units based on their relative fair values. The consensus guidance is applicable to agreements entered into for quarters beginning after June 15, 2003. The adoption of EITF 00-21 has resulted in substantially all of the activation fee revenue generated from Company-owned retail stores and associated costs being recognized at the time the related wireless handset is sold and it is classified as equipment revenue and cost of equipment, respectively. Upon adoption of EITF 00-21, previously deferred revenues and costs will continue to be amortized over the remaining estimated life of a subscriber, not to exceed 30 months. Revenue and costs for activations at other retail locations will continue to be deferred and amortized over their estimated lives as the Company does not generate revenues from the sale of wireless handsets to the subscriber. The impact of adoption EITF 00-21 had the affect of increasing equipment revenue by $0.4 million and increasing costs of equipment by $0.3 million, which otherwise would have been deferred and amortized.

For activations not recognized under the scope of EITF 00-21, the Company defers activation fee revenue over the average life of its subscribers, which is estimated to be 30 months. The Company recognizes service revenue from its subscribers as they use the service. The Company provides a reduction of recorded revenue for billing adjustments and estimated uncollectible late payment fees and early cancellation fees. The Company also reduces recorded revenue for rebates and discounts given to subscribers on wireless handset sales in accordance with EITF Issue No. 01-9 "Accounting for Consideration Given by a Vendor to a Subscriber (Including a Reseller of the Vendor's Products)." For industry competitive reasons, the Company sells wireless handsets at a loss. The Company participates in the Sprint national and regional distribution programs in which national retailers such as Radio Shack and Best Buy sell Sprint PCS products and services. In order to facilitate the sale of Sprint PCS products and services, national retailers purchase wireless handsets from Sprint for resale and receive compensation from Sprint for Sprint PCS products and services sold. For industry competitive reasons, Sprint subsidizes the price of these handsets by selling the handsets at a price below cost. Under the Company's Sprint Agreements, when a national retailer sells a handset purchased from Sprint to a subscriber in the Company's territory, the Company is obligated to reimburse Sprint for the handset subsidy. The Company does not receive any revenue from the sale of handsets and accessories by such national retailers. The Company classifies these handset subsidy charges as a selling and marketing expense for a new subscriber handset sale and classifies these subsidies as a cost of service and roaming for a handset upgrade to an existing subscriber. Handset subsidy charges included in selling and marketing for the years ended September 30, 2003, 2002, and 2001 were $5.5 million, $11.7 million, and $12.8 million, respectively. Excluding sales commissions, handset subsidy upgrade charges in cost of service and roaming for the year ended September 30, 2003 and 2002 were $6.0 million and $3.1 million, respectively. The Company did not incur handset subsidy upgrade charges for the year ended September 30, 2001.

The Company records equipment revenue from the sale of handsets and accessories to subscribers in its retail stores upon delivery in accordance with EITF 00-21. The Company does not record equipment revenue on handsets and accessories purchased from national third-party retailers such as Radio Shack and Best Buy, or directly from Sprint by subscribers in its territory.

Sprint retains 8% of collected service revenue from subscribers based in the Company's markets and from non-Sprint subscribers who roam onto the Company's network. The amount of affiliation fees retained by Sprint is recorded as cost of service and roaming. Revenue derived from the sale of handsets and accessories by the Company and from certain roaming services (outbound roaming and roaming revenue from Sprint PCS and its PCS network partner subscribers) are not subject to the 8% affiliation fee from Sprint.

(b)  Allowance for Doubtful Accounts

Estimates are used in determining the allowance for doubtful accounts and are based on historical collection and write-off experience, current trends, credit policies and accounts receivable by aging category, including current trends in the credit quality of its subscriber base. In determining these estimates, the Company compares historical write-offs in relation to the estimated period in which the subscriber was originally billed. The Company also looks at the average length of time that elapses between the original billing date and the date of write-off in determining the adequacy of the allowance for doubtful accounts by aging category. From this information, the Company provides specific amounts to the aging categories. The Company provides an allowance for substantially all receivables over 90 days old.

Using historical information the Company provides a reduction in revenues for certain billing adjustments, late payment fees and early cancellation fees that it anticipates will not be collectible. The reserve for billing adjustments, late payment fees and early cancellation fees are included in the allowance for doubtful accounts balance. If the allowance for doubtful accounts is not adequate, it could have a material adverse affect on the Company's liquidity, financial position and results of operations.

(c)  Reserve for First Payment Default Subscribers

Prior to March 2003, the Company estimated the percentage of new subscribers that would never pay a bill and reserved for the related percentage of monthly revenue through a reduction in revenues. In 2002, the Company reinstated the deposit requirement for sub-prime credit customers, and increased the deposit amount in February 2003. The Company believes that the re-imposition of and increase in deposit requirements as well as the continuation of spending limits for the sub-prime credit customers are sufficient to mitigate the collection risk. Additionally, the Company has experienced improvements in the credit quality of its subscriber base. Accordingly, in March 2003 the Company ceased recording this reserve. At September 30, 2002, there was approximately $0.7 million reserved for 3,717 first payment default subscribers.

(d)  Cash and Cash Equivalents

Cash and cash equivalents includes cash on hand, demand deposits and money market accounts with original maturities of three months or less.

(e)  Inventories

Inventories consist of wireless handsets and related accessories held for resale. Inventories are carried at the lower of cost or market determined by using replacement costs.

(f)  Property and Equipment

Property and equipment are stated at original cost, less accumulated depreciation and amortization. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the assets. Estimated useful lives are as follows:


                                                                                                       Estimated
                                                                                                      Useful Life
                                                                                                      -----------
     Network assets............................................................................      5 to 7 years
     Computer equipment........................................................................      3 to 5 years
     Furniture, fixtures, and office equipment.................................................           5 years
     Towers (included in network assets).......................................................          15 years


Assets held under capital lease obligations are amortized over their estimated useful life or the lease term, whichever is shorter. Amortization of assets held under capital lease obligations are included in depreciation and amortization of property and equipment.

Construction in progress includes expenditures for the purchase of network assets. The Company capitalizes interest on its construction in progress activities. When network assets are placed in service, the related assets are transferred from construction in progress to network assets and the Company depreciates those assets over their estimated useful life.

(g)  Investment in iPCS

Prior to the treatment of iPCS as a discontinued operation, the accounts and results of iPCS are consolidated with AirGate and are included in the Company's consolidated financial statements subsequent to November 30, 2001 and prior to February 23, 2003.

Subsequent to February 23, 2003, the date iPCS filed for bankruptcy the Company no longer consolidates the accounts and results of iPCS. The Company follows the accounting literature of Statement of Financial Accounting Standards ("SFAS") No. 94 "Consolidation of All Majority-Owned Subsidiaries" and Accounting Research Bulletin ("ARB") No. 51 "Consolidated Financial Statements," when control of a majority-owned subsidiary did not rest with the majority owners (as, for instance, where the subsidiary is in legal reorganization or in bankruptcy), ARB No. 51 precludes consolidation of the majority-owned subsidiary.

The Company records the accounts of iPCS using the cost method of accounting subsequent to February 23, 2003. After iPCS filed for bankruptcy, the Company does not have the ability to exercise significant influence over the operations of iPCS. The carrying value of the iPCS investment is reported in long term liabilities on the balance sheet.

On October 17, 2003, AirGate irrevocably transferred all of its shares of iPCS common stock to a trust for the benefit of AirGate shareholders. As of the date of the transfer to the trust, the iPCS investment (approximately $184 million credit balance carrying amount) will be eliminated and recorded as a non-monetary gain from disposition of discontinuing operations.

(h)  Financing Costs

Costs incurred for the AirGate credit facilities and AirGate notes that were deferred and are being amortized as interest expense over the term of the respective financing arrangements using the straight-line method.

(i)  Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred income tax assets and liabilities are measured using enacted tax rates applied to expected taxable income for the years in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities for a change in tax rates is recognized as income in the period that includes the enactment date. A valuation allowance is provided for deferred income tax assets based upon the Company's assessment of whether it is more likely than not that the deferred income tax assets will be realized.

(j)  Basic and Diluted Net Loss Per Share

Basic net loss per share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period. For the years ended September 30, 2003, 2002, and 2001, all outstanding stock options and common stock underlying stock purchase warrants as detailed in Note 8 have been excluded from the computation of dilutive net loss per share for all periods presented because their effect would have been antidilutive. The following table shows those potentially dilutive securities with exercise prices less than market prices of common stock in the respective periods using the treasury stock method (see note 14(b)):


                                                                                      Years ended September 30,
                                                                               ------------------------------------------
                                                                                 2003            2002             2001
                                                                                 ----            ----             ----
            Common stock options.........................................        4,439         44,534            102,124
            Common stock underlying stock purchase warrants..............        8,087          8,199             18,122
                                                                                ------         ------            -------
                       Total.............................................       12,526         52,733            120,246
                                                                                ======         ======            =======


(k)  Impairment of Long-Lived Assets and Goodwill

The Company accounts for long-lived assets and goodwill in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 144 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell the asset. SFAS No. 142 requires annual tests for impairment of goodwill and intangible assets that have indefinite useful lives and interim tests when an event has occurred that more likely than not has reduced the fair value of such assets. The Company no longer has any assets recorded subject to SFAS 142 impairment testing.

(l)  New Accounting Pronouncements

In May 2003, the Financial Accounting Standards Board ("FASB") issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Liabilities and Equity," which is effective at the beginning of the first interim period beginning after June 15, 2003. However, certain aspects of SFAS 150 have been deferred. SFAS No. 150 establishes standards for the Company's classification of liabilities in the financial statements that have characteristics of both liabilities and equity. The Company will continue to review SFAS No. 150; however, the Company does not expect SFAS 150 to have a material impact on the Company's financial position, results of operations, or cash flows.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement of 133 on Derivative Instruments and Hedging Activities," which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement is effective for hedging of contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003 and did not have a material impact on the Company's results of operations, financial position, or cash flows.

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities, an interpretation of ARB No. 51." This interpretation addresses the consolidation by business enterprises of variable interest entities as defined in the interpretation. This interpretation applies immediately to variable interests in variable interest entities created after January 31, 2003, and to variable interests in variable interest entities obtained after January 31, 2003. The Interpretation is generally effective for interim periods ending after December 15, 2003 for all variable interests in variable interest entities created prior to January 31, 2003. The adoption of Interpretation No. 46 is not anticipated to have a material impact on the Company's financial position, results of operations, or cash flows.

In December 2002, the FASB issued SFAS No. 148 "Accounting for Stock-Based Compensation -- Transition and Disclosure -- an amendment of FASB Statement No. 123." SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation from the intrinsic value-based method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic value-based method of accounting, and has adopted the disclosure requirements of SFAS No. 123 and 148.

In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others," which addresses the disclosure to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees. This interpretation also requires the recognition of a liability by a guarantor at the inception of certain guarantees. Interpretation No. 45 requires the guarantor to recognize a liability for the non-contingent component of the guarantee, which is the obligation to stand ready to perform in the event that specified triggering events or conditions occur. The initial measurement of this liability is the fair value of the guarantee at inception. The recognition of the liability is required even if it is not probable that payments will be required under the guarantee or if the guarantee was issued with a premium payment or as part of a transaction with multiple elements. The Company guarantees certain lease commitments of its restricted subsidiaries. The maximum amount of these guarantees is included in note 13. Also, the handsets sold by the Company are under a one-year warranty from Sprint. If a customer returns a handset for warranty, the Company generally provides the customer with a refurbished handset and sends the warranty handset to Sprint for repair. Sprint provides a credit to the Company equal to the retail price of the refurbished handset. Therefore, the warranty expense for the Company is not deemed material.

In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 provides new guidance on the recognition of costs associated with exit or disposal activities. The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of commitment to an exit or disposal plan. SFAS No. 146 supercedes previous accounting guidance provided by the EITF Issue No. 94-3 "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." EITF Issue No. 94-3 required recognition of costs at the date of commitment to an exit or disposal plan. SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The Company adopted SFAS No. 146 on October 1, 2002. There was no material impact on adoption of this statement.

In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." Among other things, this statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt" which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in APB Opinion No. 30, "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," will now be used to classify those gains and losses. The adoption of SFAS No. 145 by the Company on October 1, 2002 did not have a material impact on the Company's financial position, results of operations, or cash flows.

(m)  Use of Estimates

Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent liabilities at the dates of the consolidated balance sheets and revenues and expenses during the reporting periods to prepare these consolidated financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

(n)  Concentration of Risk

The Company's cell sites are located on towers which are leased from a limited number of tower companies, with one company owning approximately 34% of the Company's leased towers. Additionally, the Company derives substantial revenues and expenses from Sprint and Sprint PCS (see note 4).

The Company maintains cash and cash equivalents in accounts with financial institutions in excess of the amount insured by the Federal Deposit Insurance Corporation. Management does not believe there is significant credit risk associated with deposits in excess of federally insured amounts. Further, the Company maintains accounts with nationally recognized investment managers. Such deposits are not insured by the Federal Deposit Insurance Corporation. Management does not believe there is significant credit risk associated with these uninsured deposits.

A significant amount of the Company's financial transactions result from the Company's relationship with Sprint. Additionally, Sprint holds approximately four to eleven days of the Company's subscriber lockbox receipts prior to remitting those receipts to the Company weekly. Refer to note 4 for information on the Company's transactions with Sprint.

Concentrations of credit risk with respect to accounts receivables are limited due to a large subscriber base. Initial credit evaluations of subscribers' financial condition are performed and security deposits are generally obtained for subscribers with a high credit risk profile. The Company maintains an allowance for doubtful accounts for potential credit losses.

(o)  Comprehensive Income (Loss)

No statements of comprehensive income (loss) have been included in the accompanying consolidated financial statements since the Company does not have any elements of other comprehensive income (loss) to report.

(p)  Advertising Expenses

The Company expenses  advertising  costs when the  advertisement  occurs.  Total advertising expenses amounted to approximately $6.7 million in 2003, $12.2 million in 2002 and $13.0 million in 2001 and are included in selling and marketing expenses in the accompanying consolidated statements of operations.

(q)  Segments

The Company and its subsidiaries have been operated and are evaluated by management as a single operating segment in accordance with the provisions of SFAS No. 131 - "Disclosures about Segments of an Enterprise and Related Information."

(r)  Stock-based Compensation Plans

We have elected to continue to account for our stock-based compensation plans under APB Opinion No. 25, "Accounting for Stock Issued to Employees", and disclose pro forma effects of the plans on a net loss and loss per share basis as provided by SFAS No. 123, "Accounting for Stock-Based Compensation." We did not recognize compensation expense with respect to options that had an exercise price equal to the fair market value of the Company's common stock on the date of grant. Had compensation cost for these options been recognized based on fair value at the grant dates under the related provisions of SFAS No. 123, the pro forma loss from continuing operations and net loss and loss per share during the fiscal years ended September 30, 2003, 2002 and 2001would have been as follows (in thousands, except per share data):


                                                                                         Years ended September 30,
                                                                          ---------------------------------------------------
                                                                               2003                2002               2001
                                                                               ----                ----               ----
  Loss from continuing operations, as reported                            $  (42,186)       $     (92,780)      $   (110,990)

  Add:  stock based compensation expense included in
   determination of loss from continuing operations                              650                  769              1,665

  Less:  stock-based compensation expense determined
   under the fair value based                                                 (9,698)              (9,138)            (5,585)
                                                                         -----------           ----------       ------------
  Pro forma loss from continuing operations                              $   (51,234)          $ (101,149)      $   (114,910)
                                                                         ===========           ==========       ============
  Basic and diluted weighted-average outstanding common shares             5,181,683            4,750,301          2,617,857
  Basic and diluted loss from continuing operations per share:
       As reported                                                            ($8.14)             ($19.53)           ($42.40)
       Pro forma                                                              ($9.89)             ($21.29)           ($43.89)




                                                                                         Years ended September 30,
                                                                          ---------------------------------------------------
                                                                               2003                2002               2001
                                                                               ----                ----               ----
  Net loss, as reported                                                   $  (84,757)      $     (996,617)      $   (110,990)

  Add:  stock based compensation expense included in
   determination of net loss                                                     650                  769              1,665

  Less:  stock-based compensation expense determined
   under the fair value based method                                          (9,698)              (9,138)            (5,585)
                                                                         -----------           ----------       ------------
  Pro forma net loss                                                     $   (93,805)        $ (1,004,986)      $   (114,910)
                                                                         ===========           ==========       ============
  Basic and diluted weighted-average outstanding common shares             5,181,683            4,750,301          2,617,857
  Basic and diluted loss per share:
       As reported                                                           ($16.36)            ($209.80)           ($42.40)
       Pro forma                                                             ($18.10)            ($211.56)           ($43.89)


(s) Asset Retirement Obligations

The Company's network is primarily located on leased property and the Company has certain legal obligations, principally related to its tower leases, which fall within the scope of SFAS No. 143 "Accounting for Asset Retirement Obligations". These legal obligations upon lease termination primarily include certain obligations to remediate leased tower space and land on which the Company's network equipment is located. In addition, the Company has leases related to switch site, retail and administrative locations subject to the provisions of SFAS No. 143. During the fiscal year ended September 30, 2003, the Company recorded an initial asset retirement obligation of approximately $0.2 million, and capitalized the same amount by increasing the carrying cost of the related asset. For the year ended September 30, 2003, the Company recorded approximately $0.2 million of depreciation and accretion expense.

(t)  Reclassifications

Certain reclassifications have been made to prior year amounts to conform to the current year presentation.


(4)    Sprint Agreements

Under the Sprint Agreements, Sprint is obligated to provide the Company with significant support services such as billing, collections, long distance, customer care, network operations support, inventory logistics support, use of Sprint brand names, national advertising, national distribution and product development. Additionally, the Company derives substantial roaming revenue and expense when Sprint's and Sprint's network partners' wireless subscribers incur minutes of use in the Company's territories and when the Company's subscribers incur minutes of use in Sprint and other Sprint network partners' PCS territories. These transactions are recorded as roaming revenue, cost of service and roaming, cost of equipment, and selling and marketing expense in the accompanying consolidated statements of operations. Cost of service and roaming transactions include the 8% affiliation fee, long distance charges, roaming expense and costs of service such as billing, collections, customer service and pass-through expenses. Cost of equipment transactions relate to inventory purchased by the Company from Sprint under the Sprint agreements. Selling and marketing transactions relate to subsidized costs on handsets and commissions paid by the Company under Sprint's national distribution programs. Amounts recorded relating to the Sprint agreements for the years ended September 30, 2003, 2002 and 2001 are as follows (dollars in thousands):


                                                                          ---------------------------------------------
                                                                                      Years Ended September 30,
                                                                          ---------------------------------------------
                                                                              2003              2002               2001
                                                                              ----              ----               ----
Amounts included in the Consolidated Statement of Operations:
      AirGate roaming revenue............................................   $ 63,798          $   70,002         $  53,863
                                                                            ========          ==========         =========
      AirGate cost of service and roaming:
            Roaming......................................................   $ 50,383          $   52,746         $  40,472
            Customer service.............................................     40,014              40,454            15,526
            Affiliation fees.............................................     18,358              15,815             7,603
            Long distance................................................     12,485              13,846             6,556
            Other........................................................      1,902               2,115             1,252
                                                                            --------          ----------         ---------
      Total cost of service and roaming..................................   $123,142          $  124,976         $  71,409
                                                                            ========          ==========         =========
      AirGate cost of equipment..........................................   $ 18,051          $   23,662         $  19,405
                                                                            ========          ==========         =========
      AirGate selling and marketing......................................   $ 12,440          $   21,728         $  20,827
                                                                            ========          ==========         =========

Amounts included in the Consolidated Balance Sheet:

                                                           As of
                                                        September 30,
                                                        -------------
                                                 2003                2002
                                                 ----                ----
      Receivable from Sprint                   $15,809           $  28,977
      Payable to Sprint                        (45,069)            (53,381)

The Company reclassified approximately $10.0 million of subscriber accounts receivable for the fiscal year ended September 30, 2002 to a receivable from Sprint. The Company believes at least $10.0 million was payable from Sprint, but Sprint acknowledged that only $5.8 million was owed to AirGate. The Company provided an allowance to reflect the receivable at its net realizable value at September 30, 2002. The Company collected this amount subsequent to September 30, 2002.

Because approximately 96% of our revenue is collected by Sprint and 66% of cost of service and roaming in our financial statements are derived from fees and charges by (or through) Sprint, we have a variety of settlement issues and other contract disputes open and outstanding from time to time. Currently, this includes, but is not limited to, the following items, all of which for accounting purposes have been reserved or otherwise provided for:

         o In fiscal year 2002, Sprint PCS asserted it has the right to recoup up to $3.9 million in long-distance access revenues previously paid by Sprint PCS to AirGate, for which Sprint PCS has invoiced $1.2 million. We have disputed these amounts.

         o Sprint invoiced AirGate approximately $0.4 million with respect to fiscal year 2002 and $1.3 million for fiscal year 2003 to reimburse Sprint for certain 3G related development expenses. We are disputing Sprint's right to charge 3G fees in 2002 and beyond.

         o Sprint invoiced AirGate software maintenance fees of approximately $1.7 million for each of fiscal years 2002 and 2003. We are disputing Sprint's right to charge software maintenance fees.

         o During the fiscal year 2003, Sprint invoiced AirGate $2.6 million for information technology (IT) expenses including reimbursement for the amortization of IT projects completed by Sprint. The Company has disputed Sprint's right to collect these fees.

For purposes of cash flow and liquidity, the payable to Sprint includes disputed amounts for which Sprint has invoiced AirGate approximately $8.9 million. The invoiced amount does not include $2.7 million for long-distance access revenues claimed but not invoiced by Sprint, or fees relating to disputed 3G, software maintenance and information technology after September 30, 2003.

We intend to vigorously contest these charges and to closely examine all fees and charges imposed by Sprint. In addition to these disputes, we have other outstanding issues with Sprint which could result in set-offs to the items described above or in payments due from Sprint. For example, we believe Sprint has failed to calculate, pay and report on collected revenues in accordance with our agreements with Sprint, which, together with other cash remittance issues, has resulted in a shortfall in cash payments to AirGate. Sprint has unilaterally reduced the reciprocal roaming rate charged among Sprint and its network partners, in a manner which we believe is a breach of our agreements with Sprint.

During the year ended September 30, 2003, AirGate recorded $3.6 million (not including $1.3 million for monthly service charges as described below) in credits from Sprint as a reduction of cost of services and $3.7 million as an increase in revenues. We are reviewing whether additional amounts are due AirGate and we continue to discuss with Sprint the proper method for calculating, paying and reporting on collected revenues and other matters.

Sprint determines monthly service charges at the beginning of each calendar year. Sprint takes the position that at the end of each year, it calculates the costs to provide these services for its network partners and requires a final settlement against the charges actually paid. If the costs to provide these services are less than the amounts paid by Sprint's network partners, Sprint issues a credit for these amounts. If the costs to provide the services are more that the amounts paid by Sprint's network partners, Sprint charges the network partners for these amounts. During the fiscal year ended September 30, 2003, Sprint credited AirGate $1.3 million, which was recorded as a reduction to cost of service.

The Sprint Agreements require the Company to maintain certain minimum network performance standards and to meet other performance requirements. AirGate was in compliance in all material respects with these requirements as of September 30, 2003.



(5)    Property and Equipment

Property and equipment as of September 30, 2003 and 2002 consists of the following (dollars in thousands):

                                                      2003          2002
                                                      ----          ----
Network assets..................................... $288,399     $270,024
Computer equipment.................................    6,712        6,484
Furniture, fixtures, and office equipment..........   12,069       11,828
Construction in progress...........................      876        9,261
                                                    --------      --------
      Total property and equipment.................  308,056      297,597
Less accumulated depreciation and amortization..... (129,986)     (83,820)
                                                    --------      --------
      Total property and equipment, net............ $178,070     $213,777
                                                    ========     ========


Interest capitalized for the years ended September 30, 2003, 2002 and 2001 totaled $0.4 million, $2.1million and $2.9 million, respectively.


(6)    Long-Term Debt

     Long-term debt consists of the following at September 30, 2003 and 2002 (dollars in thousands):



                                                                                            2003      2002
                                                                                            ----      ----

AirGate credit facility, net of unaccreted discount of $178 and $376, respectively...  $ 151,297    $ 136,124
AirGate notes, $300,000 due at maturity, at accreted carrying value, net of
    unamortized premium of $7,644 and $8,649, respectively...........................    252,987      220,164
                                                                                         -------      -------
      Total long-term debt ..........................................................    404,284      356,288
      Current maturities of long-term debt ..........................................     17,775        2,024
                                                                                         -------      --------
      Long-term debt, excluding current maturities................................... $  386,509     $354,264
                                                                                       =========     ========


As of September 30, 2003, future scheduled principal payments under indebtedness for the next five years and thereafter are as follows (dollars in thousands):

                                          AirGate
                                          Credit        AirGate
Years Ending September 30,                Facility       Notes          Total
                                          --------       -----          -----
2004....................................  $ 17,775        $   -      $ 17,775
2005....................................    23,700            -        23,700
2006....................................    30,107            -        30,107
2007....................................    39,893            -        39,893
2008 and Thereafter.....................    40,000       300,000      340,000
                                           -------       -------      -------
  Total future principal payments on
      long-term debt....................   151,475       300,000      451,475
  Less amount representing unaccreted
    discounts...........................      (178)      (47,013)     (47,191)
                                         ----------    ----------  ----------
Total future principal payments on
  long-term debt, net of unaccreted
  discounts.............................   151,297      252,987       404,284
Less current maturities.................   (17,775)           -       (17,775)
                                          ---------    ---------    ----------
Long-term debt, excluding current
  maturities............................  $133,522     $252,987      $386,509
                                          =========   ==========    =========

AirGate Credit Facility

On August 16, 1999, AirGate entered into a $153.5 million senior credit facility. The AirGate credit facility provides for (i) a $13.5 million senior secured term loan (the "Tranche I Term Loan") which matures on June 6, 2007, and
(ii) a $140.0 million senior secured term loan (the "Tranche II Term Loan") which matures on September 30, 2008. Mandatory quarterly payments of principal are required beginning December 31, 2002 for the Tranche I Term Loan and March 31, 2004 for the Tranche II Term Loan payments initially in the amount of 3.75% of the loan balance then outstanding and increasing thereafter. A commitment fee of 1.50% on unused borrowings under the AirGate credit facility is payable quarterly and included in interest expense. For the years ended September 30, 2003, 2002 and 2001, commitment fees totaled $0.1 million, $0.6 million and $1.5 million, respectively. No amounts remain available for borrowing under the AirGate credit facility as of September 30, 2003. The AirGate credit facility is secured by all the assets of AirGate and its restricted subsidiaries. In connection with this financing, AirGate issued Lucent Technologies, in its capacity as administrative agent and manager, warrants to purchase 27,807 shares of common stock that were exercisable upon issuance. Additionally, AirGate incurred origination fees and expenses of $5.0 million, which have been recorded as financing costs and are amortized to interest expense using the straight-line method over the life of the agreement. The interest rate for the AirGate credit facility is determined on a margin above either the prime lending rate in the United States or the London Interbank Offer Rate. At September 30, 2003 and 2002, the weighted average interest rate on outstanding borrowings was 5.05% and 5.6%, respectively.

The AirGate credit facility contains ongoing financial covenants, including reaching covered population targets, maximum annual spending on capital expenditures, attaining minimum subscriber revenues, and maintaining certain leverage and other ratios such as debt to total capitalization, debt to EBITDA (as defined in credit facility agreement, "Bank EBITDA") and Bank EBITDA to fixed charges. The AirGate credit facility restricts the ability of AirGate and its restricted subsidiaries to: create liens; incur indebtedness; make certain payments, including payments of dividends and distributions in respect of capital stock; consolidate, merge and sell assets; engage in certain transactions with affiliates; and fundamentally change its business. As of September 30, 2003, AirGate was in compliance in all material respects with covenants contained in the AirGate credit facility, as amended.

In contemplation of the restructuring, AirGate entered into an amendment to the AirGate credit facility on November 30, 2003. Certain changes are effective for periods ended December 31, 2003 and are used in determining compliance with financial covenants for periods ended December 31, 2003 and thereafter. These changes include (i) changes to the definition of Bank EBITDA to provide that, among other things, in determining Bank EBITDA, certain additional items will be added back to our consolidated net income or loss (to the extent deducted in determining such income or loss), including any charges incurred in connection with the restructuring, up to $2.0 million per year to pursue claims against, or dispute claims by, Sprint; up to $5.0 million in start-up costs in connection with any outsourcing billing and customer care services, and (ii) calculating the ratio of total debt to Bank EBITDA and senior secured debt to Bank EBITDA based on the four most recent fiscal quarters, rather than the last two quarters annualized. In addition, the amendment provides for a waiver, effective as of September 30, 2003, of the requirement that the Company deliver an opinion of its independent auditors with respect to the financial statements for the year ended September 30, 2003 that does not contain a going concern or other similar qualification.

The effectiveness of other changes made by the amendment is conditioned on, among other things, at least 90% of the face value of the Old AirGate Notes having been exchanged in the restructuring. These changes include: (i) deleting the minimum subscriber covenant, (ii) revising the threshold requirements for minimum revenues and most of the ratios that we are required to maintain; (iii) providing AirGate the ability to incur certain other limited indebtedness and related lien; make certain limited investments and form subsidiaries under limited circumstances that are not subject to certain restrictive covenants contained in the credit facility or required to guarantee the credit facility and (iv) permitting AirGate to repurchase, at a discount, the old notes or the new notes from our cash on hand in an aggregate amount not to exceed $25 million in value of those notes, provided that we at the same time incur an equal amount of permitted subordinated indebtedness.

The amendment will not affect any of the other provisions of the AirGate credit facility, including those which restrict AirGate's ability to merge, consolidate or sell substantially all of its assets. In connection with the amendment, the Company has agreed to prepay $10.0 million in principal under the credit facility, which will be credited against principal payments otherwise due in 2004 and 2005 in the amount of $7.5 million and $2.5 million, respectively. The amendment will not otherwise affect AirGate's obligation to pay interest, premium, if any, or principal on the AirGate credit facility, when due.

Old AirGate Notes

On September 30, 1999, the Company received proceeds of $156.1 million from the issuance of the Old AirGate Notes, which consisted of 300,000 units, each unit consisting of $1,000 principal amount at maturity of 13.5% senior subordinated discount notes due 2009 and one warrant to purchase 0.43 shares of common stock at a price of $0.05 per share. The accreted value outstanding as of September 30, 2003 of the AirGate notes was $253.0 million. The Company incurred expenses, underwriting discounts and commissions of $6.6 million related to the old notes, which have been recorded as financing costs and are amortized to interest expense using the straight-line method, over the life of the agreement. The old notes contain certain covenants relating to limitations on AirGate's ability to, among other acts, sell assets, incur additional indebtedness, and make certain payments. The AirGate notes restrict the ability of AirGate and its restricted subsidiaries to: create liens; incur indebtedness; make certain payments, including payments of dividends and distributions in respect of capital stock; consolidate, merge and sell assets; engage in certain transactions with affiliates; and fundamentally change its business. As of September 30, 2003, AirGate was in compliance in all material respects with all covenants governing the AirGate notes.

(7)    Fair Value of Financial Instruments

Fair value estimates and assumptions and methods used to estimate the fair value of the Company's financial instruments are made in accordance with the requirements of SFAS No. 107, "Disclosure about Fair Value of Financial Instruments." The Company has used available information to derive its estimates. However, because these estimates are made as of a specific point in time, they are not necessarily indicative of amounts the Company could realize currently. The use of different assumptions or estimating methods may have a material effect on the estimated fair value amounts (dollars in thousands).


                                                                    September 30, 2003          September 30, 2002
                                                                     ------------------          ------------------
                                                                  Carrying      Estimated     Carrying      Estimated
                                                                  amount        fair value     amount        fair value

                                                                 ------------ ------------  ------------  ------------
Cash and cash equivalents.................................... $    54,078  $     54,078   $     4,887    $     4,887
Accounts receivable, net.....................................      26,994        26,994        24,245         24,245
Receivable from Sprint.......................................      15,809        15,809        28,977         28,977
Accounts payable.............................................       5,945         5,945         9,803          9,803
Accrued expenses.............................................      12,104        12,104         9,827          9,827
Payable to Sprint............................................      45,069        45,069        53,381         53,381
AirGate credit facility......................................     151,297       147,688       136,124        112,302
AirGate notes................................................     252,987       227,813       220,164         25,125


(a) Cash and cash equivalents, accounts receivable net, receivable from Sprint, accounts payable, accrued expenses and payable to Sprint.

Management believes that the carrying amounts of these items are reasonable estimates of their fair value due to the short-term nature of the instruments.

(b)  Long-term debt

Long-term debt is comprised of the AirGate credit facility and AirGate notes. The fair value of the AirGate notes are stated at quoted market price. As there is no active market for the AirGate credit facility, management has estimated the fair values of the AirGate credit facility based upon the Company's analysis and discussions with individuals knowledgeable about such matters.

(8)    Stockholders' Deficit

(a)  Common Stock Purchase Warrants

On August 16, 1999, AirGate issued stock purchase warrants to Lucent Technologies in consideration of the AirGate credit facility. The exercise price of the warrants equals 120% of the price of one share of common stock at the closing of the initial public offering, or $102.00 per share, and the warrants were exercisable for an aggregate of 25,772 shares of AirGate's common stock. AirGate allocated $0.7 million of the proceeds from the AirGate credit facility to the fair value of the warrants calculated using the Black-Scholes option pricing model and recorded an original issue discount on the AirGate credit facility, which is recognized as interest expense over the period from the date of issuance to the maturity date using the effective interest method. In September 2000, all of such warrants were exercised.

In June 2000, AirGate issued stock purchase warrants to Lucent Technologies to acquire 2,035 shares of common stock on terms identical to those discussed in the previous paragraph, all of which were outstanding as of September 30, 2003. These warrants expire on August 15, 2004. The Company recorded a discount on the AirGate credit facility of $0.3 million, which represents the fair value of the warrants on the date of grant using a Black-Scholes option pricing model. The discount is recognized as interest expense over the period from the date of issuance to maturity using the effective interest method.

On September 30, 1999, as part of offering the AirGate notes, the Company issued warrants to purchase 0.43 shares of common stock for each unit at a price of $0.05 per share. In January 2000, the Company's registration statement on Form S-1 relating to warrants to purchase 128,880 shares of common stock issued together, as units, with AirGate's $300 million of 13.5% senior subordinated discount notes due 2009, was declared effective by the Securities and Exchange Commission. The Company allocated $10.9 million of the proceeds from the units offering to the fair value of the warrants and recorded an original issue discount on the notes, which is recognized as interest expense over the period from issuance to the maturity date using the effective interest method. For the years ended September 30, 2003, 2002 and 2001, accretion of the discount from the warrants totaling $1.0 million, $0.9 million and $0.8 million, respectively, was recorded as interest expense. The warrants became exercisable beginning upon the effective date of the registration statement registering such warrants, for an aggregate of 128,880 shares of common stock, and expire October 1, 2009. As of September 30, 2003, warrants representing 3,738 shares of common stock were outstanding. These warrants require liability classification measured at fair value. The fair value of the warrants at September 30, 2003 and 2002 were $0.1 million and $0.1 million, respectively.

As part of the acquisition of iPCS by AirGate, AirGate assumed warrants previously issued by iPCS in connection with the iPCS notes. The warrant holders may purchase 95,070 shares of Company common stock with an exercise price of $172.55 per share all of which were outstanding as of September 30, 2003. Additionally, the Company assumed warrants on 36,717 shares of the Company's common stock previously issued by iPCS in connection with iPCS' amendment of its management agreement with Sprint with an exercise price of $155.30 per share all of which were outstanding as of September 30, 2003. The warrants related to the iPCS notes became exercisable on July 15, 2001 for a period of ten years after the date of issuance. The warrants related to the Sprint Agreements were issued as a part of an amendment to the management agreement iPCS had with Sprint in connection with iPCS' purchase of Sprint owned PCS territories in Michigan, Iowa and Nebraska and became exercisable by Sprint on July 15, 2001 and expire on July 15, 2007. These warrants require liability classification measured at fair value. The fair value of the iPCS note warrants at September 30, 2003 and 2002 was approximately $0.8 million and $0.1 million, respectively.

The following is a summary of the aggregate common stock share activity for the Company's warrants for the three years ended September 30, 2003:


                                            AirGate Lucent       AirGate Note         iPCS Note      iPCS Sprint
                                           Warrants - June    Warrants - September   Warrants -    Warrants - July
                                                 2000                1999             July 2000          2000           Total
                                                 ----                ----                  ----          ----           -----
Balance September 30, 2000                      2,035              27,162                    -              -          29,197

    Shares issued upon exercise of
      warrants                                      -             (16,128)                   -              -         (16,128)
                                               ------             --------            --------        -------         --------

Balance September 30, 2001                      2,035              11,034                    -              -          13,069


    Warrants assumed upon acquisition of
        iPCS                                        -                   -               95,070         36,717         131,787

    Shares issued upon exercise of                  -              (3,000)                   -              -          (3,000)
       warrants                                ------             --------             -------         ------         -------

Balance September 30, 2002                      2,035               8,034               95,070         36,717         141,856

    Shares issued upon exercise of                  -              (4,296)                   -              -          (4,296)
                                               ------             -------             -------         ------         --------

Balance September 30, 2003                      2,035               3,738               95,070         36,717         137,560
                                                =====               =====               ======         ======         =======


(b)  Stock Compensation Plans

In July 1999, the Board of Directors approved the 1999 Stock Option Plan, a stock option plan whereby 400,000 shares of common stock were reserved for issuance to employees. Options granted under the plan vest at various terms up to a five-year period beginning at the grant date and expire ten years from the date of grant. During the year ended September 30, 2000, unearned stock compensation of $2.2 million was recorded for option grants made during that period representing the difference between the exercise price at the date of grant and the fair value at the date of grant. Non-cash stock compensation is recognized over the period in which the related services are rendered.

On January 31, 2001, the Board of Directors approved the 2001 Non-Executive Stock Option Plan, under which 30,000 shares of common stock were reserved for issuance to employees. Options granted under the plan vest ratably over a four-year period beginning at the grant date and expire ten years from the date of grant.

On July 31, 2001, the Board of Directors approved the AirGate PCS, Inc. 2001 Non-Employee Director Compensation Plan. Pursuant to the plan, non-employee directors receive an annual retainer, which may be comprised of cash, restricted stock or options to purchase shares of Company common stock. Each non-employee director that joins the Company's board of directors also receives an initial grant of options to acquire 2,000 shares of Company common stock. The options vest in three equal annual installments beginning on the first day of the plan year following the year of grant. In addition, each participant receives an annual grant of options to acquire 1,500 shares of Company common stock. In lieu of this annual grant, the recipient may elect to receive three year's worth of annual option grants in a single upfront grant to acquire 4,500 shares of Company common stock that vest in three equal annual installments. All options are granted at an exercise price equal to the fair market value of the Company's common stock on the date of grant and expire ten years after the date of grant.

On January 31, 2001, the board of directors approved the 2001 Employee Stock Purchase Plan (the "ESPP"), under which 40,000 shares of common stock were reserved for purchase. The ESPP was approved by shareholders and became effective

January 31, 2001. The ESPP allows employees to make voluntary payroll contributions towards the purchase of Company common stock. At the end of each offering period, participating employees are able to purchase company common stock at a 15% discount to the market price of the Company's common stock at the beginning or end of the offering period, whichever is lower. As of December 31, 2002, the end of the most recent offering period, 25,345 shares of common stock had been issued under the ESPP, and 14,655 shares remain reserved for future issuance.

On December 18, 2001, the board of directors approved the AirGate PCS, Inc. 2002 Long-Term Incentive Plan (the "2002 Plan"), under which 300,000 shares of Company common stock were reserved for issuance to select employees and officers, directors and consultants of the Company. Options granted under the 2002 Plan vest on such terms as determined by the Company's compensation committee (generally ratably over four years), and expire ten years after the date of grant. The 2002 Plan was approved by shareholders and became effective on February 26, 2002. Upon approval of the 2002 Plan by the Company's shareholders, the right to grant awards under the 1999 Stock Option Plan and the 2001 Non-Executive Stock Option Plan were terminated, and shares granted under the 2001 Non-Employee Director Plan are reserved under the authority of the 2002 Plan.

The Company issued 6,000 and 2,413 shares of restricted stock to employees during the fiscal year ended September 30, 2003 and 2002, respectively. The restrictions on the stock lapse over a period of time of up to 4 years. The Company has recorded the fair value of the shares issued of $0.02 million and $0.3 million for fiscal years 2003 and 2002, respectively, as unearned stock compensation and is amortizing such amounts to non-cash stock compensation over the vesting period.

The weighted-average grant date fair value of stock option grants for the years ended September 30, 2003, 2002, and 2001 was $2.65, $131.50, and $155.50,
respectively. The fair value of stock options granted was estimated as of the date of the grant using the Black-Scholes option pricing model with the following assumptions:


                                                                                    Years Ended September 30,
                                                                                   2003       2002         2001
                                                                                   ----       ----         ----
      Risk-free interest return............................................         3.5%       2.3%         3.5%
      Volatility...........................................................       112.0 %    180.0%       100.0%
      Dividend yield.......................................................           0 %        0%           0%
      Expected life in years...............................................           4          4            4



The following table summarizes activity under the Company's stock option plans:


                                                                                               Number of   Weighted-average
                                                                                                  options  exercise price
Options outstanding as of September 30, 2000.................................................    300,929     $ 143.60
   Granted...................................................................................    100,517       206.75
   Exercised.................................................................................   (93,511)        71.95
   Forfeited.................................................................................   (16,548)       183.30
                                                                                                --------       ------
Options outstanding as of September 30, 2001.................................................    291,387       186.15
    Options assumed in acquisition of iPCS...................................................     95,613       159.95
    Granted.................................................................................     127,537       137.25
    Exercised................................................................................    (6,711)       134.30
    Forfeited................................................................................   (55,874)       176.50
                                                                                                --------       ------
Options outstanding as of September 30, 2002.................................................    451,952       169.75
   Granted...................................................................................     94,300         3.60
   Forfeited.................................................................................  (290,838)       182.35
                                                                                               ---------       ------
Options outstanding as of September 30, 2003.................................................   255,414       $ 91.60
                                                                                               =========       ======

As previously discussed, the Company maintains several stock option plans with total reserved shares of approximately 431,941. The number of shares of the Company's common stock available for future grant under the Company's stock option plans was 176,527 as of September 30, 2003.

The following table summarizes information for stock options outstanding and exercisable at September 30, 2003:

                  Options outstanding                        Options exercisable
                  -------------------                        -------------------


                             Weighted average   Weighted              Weighted
                             average remaining  average                average
     Range of        Number  contractual life   exercise    Number    exercise
  exercise prices outstanding   (in years)       price   exercisable    price
 ----------------  -----------  --------------  --------  -----------   -----

$1.30-$3.20         27,460        8.72           $2.35          --          --
$4.10-$4.10         54,800        9.21           $4.10          --          --
$4.35-$61.60        40,758        8.65          $34.75      10,891      $37.15
$62.50-$145.90      57,578        6.13         $109.75      47,855     $111.80
$172.60-$183.75     32,986        5.97         $173.80      28,268     $173.55
$196.10-$233.30     29,994        7.12         $214.15      18,318     $213.45
$234.40-$286.05     10,838        7.29         $250.60       6,159     $248.15
$492.50-$492.50      1,000        6.44         $492.50         800     $492.50
                     -----        ----         -------         ---     -------
$1.30-$492.50      255,414        7.62          $91.60     112,291     $146.90
                   =======        ====          ======     =======     =======

As of September 30, 2002, 170,969 options were exercisable with a weighted average exercise price of $172.95. As of September 30, 2001, 81,289 options were exercisable with a weighted average exercise price of $150.25.

(c)  Preferred Stock

The Company's articles of incorporation authorize the Company's board of directors to issue up to 1 million shares of preferred stock without stockholder approval. The Company has not issued any preferred stock as of September 30, 2003.

(d) Non-Cash Stock Compensation

The Company's non-cash stock compensation expense has been recorded to reflect the difference between the exercise price and the fair market value of the Company's common stock and restricted stock at the date of grant. The expense is recognized over the period in which the related services are rendered. The amounts below have been reflected and are included in the respective categories shown below in the Consolidated Statements of Operations for the years ending September 30, 2003, 2002 and 2001(dollars in thousands):

                                             2003         2002         2001
                                             ----         ----         ----
     Cost of service and roaming            $ 154         $168        $ 177
     Selling and marketing                     89           89           89
     General and administrative               407          512        1,399
                                              ---          ---        -----
     Total                                  $ 650        $ 769      $ 1,665
                                             =====        =====      =======


(9)  Income Taxes

The provision for income taxes includes income taxes currently payable and those deferred because of temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future and any increase or decrease in the valuation allowance for deferred income tax assets.

Income tax benefit from continuing operations for the years ended September 30, 2003, 2002 and 2001, differed from the amounts computed by applying the statutory U.S. Federal income tax rate of 34% to loss before income tax benefit as a result of the following (dollars in thousands):



                                                                                         Years ended September 30,
                                                                                      2003           2002             2001
                                                                                      ----           ----             ----
Computed "expected" income tax benefit from continuing operations.........      $   (14,343)    $  (31,545)     $   (37,737)
(Increase) decrease in income tax benefit resulting from:
State income tax benefits, net of Federal effect..........................           (1,687)        (3,711)          (6,120)
Stock option deductions...................................................              --             230           (2,224)
Increase in the valuation allowance for deferred income tax assets........           13,467         32,609           44,697
Nondeductible interest expense............................................            1,929          1,502            1,308
Other, net................................................................              634            915               76
                                                                                 -----------      ---------       ----------
            Total income tax benefit......................................      $        --      $       --      $      --
                                                                                 ===========      =========       ==========

Differences between financial accounting and tax bases of assets and liabilities giving rise to deferred income tax assets and liabilities are as follows at September 30, 2003 and 2002 (dollars in thousands):


                                                                                           2003               2002
                                                                                           ----               ----
Deferred income tax assets:
      Net operating loss carryforwards................................................   $109,379           $100,511
      Capitalized start-up costs......................................................      1,341              2,576
      Accrued expenses................................................................      2,580              5,333
      Deferred interest expense.......................................................     34,107             25,400
                                                                                          -------            -------
      Gross deferred income tax assets................................................    147,407            133,820
      Less valuation allowance for deferred income tax assets.........................   (127,535)          (114,068)
                                                                                         --------           --------
      Net deferred income tax assets..................................................     19,872             19,752
Deferred income tax liabilities, principally due to differences in depreciation and
   amortization.......................................................................    (19,872)           (19,752)
                                                                                          -------            -------
      Net deferred income tax assets..................................................   $    --           $      --
                                                                                         ========          ==========

Deferred income tax assets and liabilities are recognized for differences between the financial statement carrying amounts and the tax basis of assets and liabilities that result in future deductible or taxable amounts and for net operating loss and tax credit carryforwards. In assessing the realizability of deferred income tax assets, management considers whether it is more likely than not that some portion of the deferred income tax assets will be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management has provided a valuation allowance against all of its deferred income tax assets because the realization of those deferred tax assets is not more likely than not.

The valuation allowance for deferred income tax assets as of September 30, 2003 and 2002 was $127.5 million and $114.1 million, respectively. The net change in the total valuation allowance for the years ended September 30, 2003, 2002, and 2001 was an increase of $13.5 million, $32.6 million, and $44.7 million, respectively.

At September 30, 2003 the Company has net operating loss carryforwards for federal income tax purposes of approximately $290.0 million and an additional approximate $210.0 million in net operating losses of iPCS through the date of deconsolidation. These net operating losses will expire in various amounts beginning in the year 2019. Effective October 17, 2003, iPCS is no longer considered a subsidiary for federal income tax purposes (see Note 2) and the carryforward net operating losses of iPCS will continue to remain with iPCS.

The net operating loss carryforwards that the Company may use to offset taxable income in future years is limited as a result of an ownership change, as defined under Internal Revenue Code Section 382, which occurred effective with the Company's acquisition of iPCS on November 30, 2001. The amount of this annual limitation is approximately $73.7 million per year, including the iPCS limitation of $37.2 million.

The net operating loss carryforwards include deductions of approximately $11.2 million related to the exercise of stock options, which will be credited to additional paid in capital if recognized.

(10)  Commitments and Contingencies

(a)  Operating Leases

The Company is obligated under non-cancelable operating lease agreements for office space, cell sites, vehicles and office equipment. Future minimum annual lease payments under non-cancelable operating lease agreements with remaining terms greater than one year for the next five years and in the aggregate as of September 30, 2003, are as follows (dollars in thousands):

                                                                 Years ending
                                                                 September 30,
2004...........................................................     18,899
2005...........................................................     14,396
2006...........................................................      9,485
2007...........................................................      6,632
2008...........................................................      5,159
Thereafter.....................................................      5,691
                                                                  --------
      Total future minimum annual lease payments...............   $ 60,262
                                                                  ========

Rent expense for operating leases was $19.4 million, $19.1 million and $15.2 million for the years ended September 30, 2003, 2002 and 2001, respectively.

(b)  Litigation

In May 2002, putative class action complaints were filed in the United States District Court for the Northern District of Georgia against AirGate PCS, Inc., Thomas M. Dougherty, Barbara L. Blackford, Alan B. Catherall, Credit Suisse First Boston, Lehman Brothers, UBS Warburg LLC, William Blair & Company, Thomas Wiesel Partners LLC and TD Securities. The complaints do not specify an amount or range of damages that the plaintiffs are seeking. The complaints seek class certification and allege that the prospectus used in connection with the secondary offering of Company stock by certain former iPCS shareholders on December 18, 2001 contained materially false and misleading statements and omitted material information necessary to make the statements in the prospectus not false and misleading. The alleged omissions included (i) failure to disclose that in order to complete an effective integration of iPCS, drastic changes would have to be made to the Company's distribution channels, (ii) failure to disclose that the sales force in the acquired iPCS markets would require extensive restructuring and (iii) failure to disclose that the "churn" or "turnover" rate for subscribers would increase as a result of an increase in the amount of sub-prime credit quality subscribers the Company added from its merger with iPCS. On July 15, 2002, certain plaintiffs and their counsel filed a motion seeking appointment as lead plaintiffs and lead counsel. Subsequently, the court denied this motion without prejudice and two of the plaintiffs and their counsel filed a renewed motion seeking appointment as lead plaintiffs and lead counsel. On September 12, 2003, the court again denied the motion without prejudice and on December 2, 2003, certain plaintiffs and their counsel filed a modified renewed motion.

While there is no pending litigation with Sprint, we have a variety of disputes with Sprint which are described in Note 4.

We are also subject to a variety of other claims and suits that arise from time to time in the ordinary course of business.

While management currently believes that resolving all of these matters, individually or in the aggregate, will not have a material adverse impact on our liquidity, financial condition or results of operations, the litigation and other claims noted above are subject to inherent uncertainties and management's view may change in the future. If an unfavorable outcome were to occur, there exists the possibility of a material adverse impact on our liquidity, financial condition and results of operation for the period in which the effect becomes reasonably estimable.

(c)  401(k) Plan

Employer contributions under the Company's 401(k) plans for the years ended September 30, 2003, 2002 and 2001 were $0.6 million, $0.5 million, and $0.6 million, respectively.

(d)  Other

The Company is committed to make expenditures for certain outdoor advertising and marketing sponsorships subsequent to September 30, 2003 totaling $0.5 million and $0.2 million, respectively.

During the fourth quarter of 2003, the Company incurred expenses of $3.0 million in connection with its recapitalization plan. The Company has commitments of $4.3 million that is contingent on closing of the recapitalization transaction.


 (11)   Related Party Transactions and Transactions Between AirGate and iPCS

See Note 4 for a discussion of transactions with Sprint.

Transactions between AirGate and iPCS

The Company formed AirGate Service Company, Inc. ("ServiceCo") to provide management services to both AirGate and iPCS. ServiceCo is a wholly-owned restricted subsidiary of AirGate. ServiceCo expenses were allocated between AirGate and iPCS based on the percentage of subscribers (the "ServiceCo
Allocation"), which was approximately 60% for AirGate and 40% for iPCS. Personnel who provided general management services to AirGate and iPCS were leased to ServiceCo. Generally, the management personnel included the corporate staff in the Company's principal corporate offices in Atlanta and the accounting staff in Geneseo, Illinois. Expenses related primarily to one company are allocated to that company. Expenses that are related to ServiceCo or both companies, such as rents associated with the Atlanta and Geneseo offices, consulting costs incurred for ServiceCo and other expenses related to ServiceCo management services, were allocated in accordance with the ServiceCo Allocation.

On January 27, 2003, iPCS retained a chief restructuring officer to oversee the restructuring of iPCS and manage the day-to-day operations of iPCS. To facilitate the orderly transition of management services to the chief restructuring officer, AirGate and iPCS executed an amendment to the Services Agreement that generally would allow individual services to be terminated by either party upon 30 days prior notice. iPCS began terminating services provided by ServiceCo in March, 2003. All remaining services were terminated by iPCS by September 30, 2003. For the years ended September 30, 2003 and 2002, iPCS paid a net total of $2.9 million and $1.7 million, respectively for ServiceCo expenses, which had the effect of reducing AirGate expenses by that amount.

AirGate has completed all transactions in the normal course of business with its unrestricted subsidiary iPCS. These transactions are comprised of roaming revenue and expenses, inventory sales and purchases and sales of network operating equipment as described further below.

In the normal course of business under AirGate's and iPCS' respective Sprint agreements, AirGate's subscribers incur minutes of use in iPCS' territory causing AirGate to incur roaming expense to Sprint. In addition, iPCS'
subscribers incur minutes of use in AirGate's territory for which AirGate receives roaming revenue from Sprint. AirGate received $0.2 million of roaming revenue with respect to use by iPCS subscribers of AirGate's network and incurred $0.3 million of roaming expense with respect to use by AirGate subscribers of iPCS' network for the year ended September 30, 2003, compared to $0.4 million of roaming revenue and $0.4 million of roaming expense for the year ended September 30, 2002. The reciprocal roaming rate charged and other terms are established by Sprint under AirGate's and iPCS' respective Sprint agreements.

In order to optimize the most efficient use of certain models of handset inventories in relation to regional demand for the year ended September 30, 2003, AirGate purchased approximately $0.3 million of wireless handset inventories from iPCS at cost. At September 30, 2003, AirGate was not carrying any wireless handset inventory purchased from iPCS.

During the year ended September 30, 2002, AirGate sold approximately $0.1 million of wireless handset inventories to iPCS. Additionally, AirGate purchased approximately $0.2 million of wireless handset inventory from iPCS. At September 30, 2002, neither AirGate nor iPCS were carrying any wireless handset inventory purchased from each other.

During the year ended September 30, 2002, AirGate sold approximately $0.2 million of network operating equipment to iPCS. Additionally, iPCS sold AirGate approximately $0.7 million of network operating equipment.

All of the transactions prior to February 23, 2003 have been eliminated in consolidation.

The terms and conditions of each of the transactions described above are comparable to those that could have been obtained in transactions with unaffiliated entities.

Transactions Involving Board Members

Timothy M. Yager was a member of the AirGate board of directors until December 16, 2002. Prior to joining the AirGate board, Mr. Yager was the chief executive officer of iPCS. Pursuant to his employment agreement with iPCS, iPCS purchased consulting services from Mr. Yager during the year ended September 30, 2003. On January 27, 2003, Mr. Yager was appointed chief restructuring officer to oversee the restructuring of iPCS and his company, YMS Management, LLC, entered into a management services agreement to manage the day-to-day operations of iPCS. In connection with his appointment as chief restructuring officer, Mr. Yager and iPCS agreed to terminate the provisions of his employment agreement providing for consulting services to iPCS and payments thereunder to Mr. Yager.

(12)    Selected Quarterly Financial Data (Unaudited)

(dollars in thousands, except per share amounts):



   Year ended September 30, 2003:                           First      Second      Third        Fourth
                                                            Quarter     Quarter     Quarter      Quarter        Total
                                                            -------     -------     -------      -------        -----
       Total revenue ...................................  $ 81,865    $ 76,980    $ 83,186      $ 89,317     $ 331,348
       Loss from continuing operations .................   (19,427)     (6,698)     (8,247)       (7,814)      (42,186)
       Loss from discontinued operations ...............   (28,247)    (14,324)         --            --       (42,571)
       Net loss ........................................   (47,674)    (21,022)     (8,247)       (7,814)      (84,757)
  Loss per share--basic and diluted
       Loss from continuing operations .................     (3.77)      (1.29)      (1.60)        (1.45)        (8.14)
       Loss from discontinued operations ...............     (5.48)      (2.76)          -             -         (8.22)
       Net loss ........................................     (9.25)      (4.05)      (1.60)        (1.45)       (16.36)


  Year ended September 30, 2002:
       Total revenue ...................................  $ 67,757    $ 76,541    $ 81,750      $ 87,496     $ 313,544
       Loss from continuing operations .................   (33,379)    (26,033)    (16,557)      (16,811)      (92,780)
       Income (loss) from discontinued operations ......     3,735    (275,877)    (33,522)     (598,173)     (903,837)
       Net loss ........................................   (29,644)   (301,910)    (50,079)     (614,984)     (996,617)
  Income (loss) per share--basic and diluted
       Loss from continuing operations .................     (9.46)      (5.05)      (3.21)        (3.26)       (19.53)
       Income (loss) from discontinued operations ......      1.06      (53.50)      (6.49)      (115.89)      (190.27)
       Net loss ........................................     (8.40)     (58.55)      (9.70)      (119.15)      (209.80)


(13)    Condensed Consolidating Financial Information

AGW Leasing Company, Inc. ("AGW") is a wholly-owned restricted subsidiary of AirGate. AGW has fully and unconditionally guaranteed the AirGate notes and the AirGate credit facility. AGW was formed to hold the real estate interests for the Company's PCS network and retail operations. AGW also was a registrant under the Company's registration statement declared effective by the Securities and Exchange Commission on September 27, 1999. AGW jointly and severably guarantees the Company's long-term debt.

AirGate Network Services LLC ("ANS") was created as a wholly-owned restricted subsidiary of AirGate. ANS has fully and unconditionally guaranteed the AirGate notes and AirGate credit facility. ANS was formed to provide construction management services for the Company's PCS network. ANS jointly and severably guarantees AirGate's long-term debt.

AirGate Service Company, Inc. ("Service Co") is a wholly-owned restricted subsidiary of AirGate. Service Co has fully and unconditionally guaranteed the AirGate notes and the AirGate credit facility. Service Co was formed to provide management services to AirGate and iPCS. Service Co jointly and severably guarantees AirGate's long-term debt.

AGW, ANS and Service Co are 100% owned by AirGate and no other persons have equity interests in such entities.

The condensed consolidating financial information for the Company as of September 30, 2003 and for the year ended September 30, 2003 is as follows (dollars in thousands):


                                      AGW          AirGate    AirGate
                                     Leasing       Network   Service
                           AirGate   Company,     Services,   Company,
                          PCS, Inc.   Inc.          LLC        Inc.    Eliminations  Consolidated
                         ----------------------- --------------------------------------------------

Cash and cash             $   54,078  $    --    $    --      $  --     $     --      $  54,078
  equivalents.........
Other current assets..       108,136       --        529         --       (61,478)        47,187
                         -----------    -----       -----      -----     --------     ----------

Total current assets..       162,214       --         529         --      (61,478)       101,265
Property and
  equipment, net......       141,129       --      36,941         --           --        178,070
Other noncurrent              11,581       --          --         --           --         11,581
  assets..............
                         -----------    -----     -------      -----     ---------     ----------

Total assets..........   $  314,924   $    --     $37,470      $ --      $(61,478)     $ 290,916
                        ===========    ======     =======      =====     =========     ==========


Current liabilities...   $   89,036   $    --     $61,189      $ --      $(61,478)     $  88,747
Intercompany..........     (108,890)   64,639          --    44,251            --             --
Long-term debt........      386,509        --          --        --            --        386,509
Other long-term
  liabilities.........         8,542       --          --        --            --          8,542
Investment in
  subsidiaries........       316,724       --          --        --      (132,609)       184,115
                         -----------   ------     -------    ------      --------     -----------

Total liabilities.....       691,921   64,639      61,189    44,251      (194,087)       667,913
                         -----------  -------     -------   -------      --------     -----------
Stockholders' equity
  (deficit)...........     (376,997)  (64,639)    (23,719)  (44,251)      132,609       (376,997)
                         ----------   -------     -------   --------     --------     -----------

Total liabilities and    $  314,924   $    --     $37,470     $ --       $(61,478)      $290,916
  stockholders' equity
  (deficit)...........   ==========   =======     =======     =====      ========       =========



                                       AGW        AirGate   AirGate
                                     Leasing      Network    Service
                           AirGate   Company,    Services,  Company,
                          PCS, Inc.    Inc.         LLC        Inc.    Eliminations Consolidated
                          ---------  --------    ---------  ---------  ------------ ------------
Revenue...............  $    331,348     $   --      $   --     $   --      $    --     $ 331,348
Cost of revenue.......       189,819     16,640          24      3,428      (1,024)       208,887
Selling and marketing.        44,446      2,591           1      5,539        (808)        51,769
General and
  administrative......        13,955        549           1      9,955      (1,113)        23,347
Depreciation and
  amortization........        36,940         --       9,554         --           --        46,494
Loss on property and
  equipment...........           518         --          --         --           --           518
                         -----------    -------    --------    -------      -------     ---------
Total operating
  expense.............       285,678     19,780       9,580     18,922      (2,945)       331,015
                         -----------    -------    --------    -------      -------     ---------
Operating income
  (loss)..............        45,670    (19,780)     (9,580)   (18,922)       2,945           333
                         -----------    -------    --------    -------      -------     ---------

Loss in subsidiaries..       (45,158)        --          --         --       45,158            --
Interest expense, net.       (42,698)        --         179         --           --       (42,519)
                         ------------    -------    --------    -------      -------     ---------
Income (loss) from
  continuing
  operations before
  income tax..........       (42,186)   (19,780)     (9,401)   (18,922)      48,103       (42,186)
Income tax............            --         --          --         --           --            --
                         -----------    -------    --------    -------      -------     ---------
 Income (loss) from
  continuing
  operations..........       (42,186)   (19,780)     (9,401)   (18,922)      48,103       (42,186)
  Loss from
  discontinued
  operations..........       (42,571)        --          --         --           --       (42,571)
                         -----------    -------    --------    -------      -------     ---------

  Net income (loss)...  $    (84,757)   (19,780)     (9,401)   (18,922)      48,103       (84,757)
                         ===========     =======   ========    =======      =======    ==========


Operating activities..  $     50,299     $   --    $   (118)    $   --      $    --     $  50,181
Investing activities..       (16,023)        --          --         --           --       (16,023)
Financing activities..        15,033         --          --         --           --        15,033
                         -----------     ------    --------     ------      -------     ---------
Increase (decrease)
  cash equivalents....        49,309         --        (118)        --           --        49,191
Cash and cash
  equivalents at
  beginning of year...         4,769         --         118         --           --         4,887
                         -----------     ------      ------     ------     --------     ---------
Cash and cash
  equivalents at end
  of year.............  $     54,078     $   --      $   --     $   --     $     --     $  54,078
                        ============     ======      =======    ======     ========     =========

The condensed consolidating financial information for the Company as of September 30, 2002 and for the year ended September 30, 2002 is as follows (dollars in thousands):


                                         AGW          AirGate     AirGate
                                       Leasing       Network      Service
                           AirGate     Company,      Services,    Company,
                          PCS, Inc.      Inc.           LLC          Inc.    Eliminations  Consolidated
                          ---------    --------      ---------    ---------  ------------ ------------

Cash and cash
  equivalents......... $     4,769     $    --     $     118    $    --       $      --    $    4,887
Other current assets..     122,869          --           529         --         (60,579)       62,819
                        -----------     ------        ------     ------        --------     ---------
Total current assets..     127,638          --           647         --         (60,579)       67,706
Property and
  equipment, net......     168,163          --       45,614          --              --       213,777
Other noncurrent
  assets..............      13,732          --           --          --              --        13,732
Net assets held for
  disposal............     279,079          --           --          --              --       279,079
                        -----------     ------       ------      ------       ----------     ---------
Total assets.......... $   588,612     $    --   $   46,261     $    --      $   60,579)    $ 574,294
                        ==========     =======   ==========     =======      ===========     =========

Current liabilities... $    82,175     $    --   $   60,579     $   --       $  (60,579)    $  82,175
Intercompany..........     (70,188)     44,859           --       25,329             --            --
Long-term debt........     354,264          --           --         --               --       354,264
Other long-term
  liabilities.........      10,180          --           --         --               --        10,180
Investment in
  subsidiaries........      84,506          --           --                     (84,506)           --
Net liabilities held
  for disposal........     420,622          --           --         --               --       420,622
                        -----------     ------       ------      ------       ----------     ---------
Total liabilities.....     881,559      44,859       60,579       25,329       (145,085)      867,241
                        -----------     ------       ------      ------       ----------     ---------

Stockholders' equity
  (deficit)...........     (292,947)   (44,859)     (14,318)     (25,329)        84,506      (292,947)
                        -----------     ------       ------      -------       ----------     ---------
Total liabilities
  and stockholders'
  equity
  (deficit)...........  $    588,612    $    --   $   46,261      $    --     $  (60,579)   $ 574,294
                        ============    =======   ==========      =======     ==========     =========


                                        AGW        AirGate      AirGate
                                      Leasing      Network       Service
                           AirGate    Company,    Services,     Company,
                          PCS, Inc.     Inc.         LLC           Inc.    Eliminations Consolidated
                          ---------   --------    ---------     ---------  ------------ ------------
Revenue...............    $ 313,544   $      --    $      --   $     --     $     --      $ 313,544

Cost of revenue.......      214,714      15,219           --      3,140       (1,142)       231,931
Selling and marketing.       73,692       2,754           --      4,169       (1,516)        79,099
General and
  administrative......        6,092         585           --     18,020       (6,554)        18,143
Depreciation and
  amortization........       32,407          --        8,357         --           --         40,764
Loss on disposal
  of   property and
  equipment...........          717          --          357         --           --          1,074
                          ---------    --------    ---------    -------      -------      ---------
Total operating
  expenses............      327,622      18,558        8,714     25,329       (9,212)       371,011
                          ---------    --------    ---------    -------      -------      ---------
Operating loss........      (14,078)    (18,558)      (8,714)   (25,329)       9,212       (57,467)

Loss in subsidiaries..      (41,498)         --           --         --       41,498            --
Interest expense, net.      (37,204)         --        1,891         --           --       (35,313)
                          ---------    --------    ---------    -------      -------      ---------
Loss from continuing
  operations before
  income tax..........      (92,780)    (18,558)      (6,823)   (25,329)      50,710       (92,780)
Income tax............           --          --           --         --           --            --
                           ---------    --------    ---------    -------      -------      ---------
   Loss from
   continuing
   operations.........      (92,780)    (18,558)      (6,823)   (25,329)      50,710       (92,780)
   discontinued
   operations.........     (903,837)         --           --         --           --      (903,837)
                           ---------    --------    ---------    -------      -------      ---------
   Net loss........... $   (996,617) $  (18,558) $    (6,823) $  (25,329)   $   50,710  $ (996,617)
                         ===========  ==========  ===========  ==========    ==========   ==========



                                          AGW        AirGate      AirGate
                                        Leasing      Network       Service
                           AirGate      Company,    Services,     Company,
                          PCS, Inc.       Inc.         LLC           Inc.    Eliminations  Consolidated
                          ---------     --------    ---------     ---------  ------------  ------------
Operating activities.. $    (25,809)   $    --    $     275      $     --      $    --    $ (25,534)
Investing activities..      (46,321)        --           --            --           --      (46,321)
Financing activities..       62,452         --           --            --           --       62,452
                         ----------    --------    ---------      --------      -------   ----------

(Decrease) Increase
  in cash or cash
  equivalents.........      (9,678)         --          275            --           --       (9,403)
Cash and cash
  equivalents at
  beginning of year...      14,447          --         (157)           --           --       14,290
                        ----------    --------    ---------      --------      -------   ----------
Cash and cash
  equivalents at end
  of year............. $     4,769     $    --    $     118      $     --     $     --     $  4,887
                        ==========    ========   ==========     =========      =======    =========





The condensed consolidating financial information for the Company for the year ended September 30, 2001 is as follows (dollars in thousands):



                                                                      AGW        AirGate
                                                                    Leasing      Network
                                                      AirGate       Company,    Services,
                                                     PCS, Inc.        Inc.         LLC       Eliminations   Consolidated
                                                     ---------      --------     ---------    ------------   ------------
Revenue.......................................  $     172,087  $        --  $         --     $      --     $    172,087
Cost of revenue...............................        124,199       12,928            --            --          137,127
Selling and marketing.........................         69,922        1,784            --            --           71,706
General and administrative....................         15,962          866           313            --           17,141
Depreciation and amortization.................         23,354           --         7,313            --           30,667
                                                    ------------   ----------   -----------   ------------     -----------
Total operating expenses......................        233,437       15,578         7,626            --          256,641
                                                    ------------   ----------   -----------   ------------     -----------
Operating loss................................        (61,350)     (15,578)       (7,626)           --          (84,554)
Loss in subsidiaries..........................        (21,213)          --            --         21,213              --
Interest expense, net.........................        (28,427)          --         1,991            --          (26,436)
                                                    ------------   ----------   -----------   ------------     -----------

Loss before income taxes......................       (110,990)     (15,578)       (5,635)        21,213        (110,990)
                                                   ------------   ----------   -----------   ------------     -----------
Income taxes..................................             --           --            --             --              --
Net loss......................................  $    (110,990) $   (15,578) $     (5,635) $      21,213    $   (110,990)
                                                   ============   ==========   ===========   ============     ===========

Operating activities..........................  $     (53,024) $        --  $     12,174  $          --    $    (40,850)
Investing activities..........................        (59,693)          --       (12,079)            --         (71,772)
Financing activities..........................         68,528           --            --             --          68,528
                                                  ------------   ----------   -----------   -----------      -----------
Increase (decrease) in cash or cash equivalents       (44,189)          --            95             --         (44,094)
Cash and cash equivalents at beginning of  year        58,636           --          (252)            --          58,384
                                                  ------------   ----------   -----------   -----------      -----------
Cash and cash equivalents at end of year......  $      14,447  $        --  $       (157) $          --    $     14,290
                                                  ============   ==========   ===========   ===========      ===========

(14)  Subsequent Events

(a) Discontinued Operations

On October 17, 2003, the Company irrevocably transferred all of its shares of iPCS common stock to a trust for the benefit of the Company's shareholders of record on the date of the transfer. On the date of the transfer, the iPCS investment ($184.1 million credit balance carrying amount) was eliminated and recorded as a gain on disposal of discontinued operations. Due to the release of the Company's financial statements subsequent to the period iPCS was accounted for as discontinued operations, the financial statements for all periods presented have been restated to reflect the assets and operations of iPCS as discontinued operations.

(b) Reverse Stock Split

On February 17, 2004, our stock began trading on a post split basis. Our shareholders will receive one share of common stock, and cash resulting from the elimination of any fractional shares, in exchange for each five shares of common stock currently outstanding. Unless otherwise indicated, all share and per share amounts have been restated in these financial statements to give retroactive effect to this 1-for-5 reverse stock split.

(c) Recapitalization Plan (unaudited)

On January 14, 2004, we commenced public and private offers to exchange newly issued shares of common stock and newly issued secured notes for all of the Old Notes. Under the offers, each holder of the Company's Old Notes will receive, for each $1,000 of aggregate principal amount due at maturity that is tendered,
110.1384 shares of the Company's pre-split common stock and $533.33 in principal amount of the Company's New Notes.

On February 12, 2004, at a Special Meeting of Shareholders, our shareholders approved (i) the issuance in the exchange offers of up to 56% of our issued and outstanding common stock, (ii) an amendment and restatement of our certificate of incorporation to implement a 1-for-5 reverse stock split and (iii) an amendment and restatement of the 2002 AirGate PCS, Inc. Long Term Incentive Plan to increase the number of shares available and reserved for issuance thereunder, to make certain other changes and to approve the grant of certain restricted stock units and stock options to certain executives of the Company.

Also on February 12, 2004, the exchange offers expired and we accepted all $298,204,000 of Old Notes (or 99.4% of the Old Notes outstanding) that were validly tendered and not withdrawn in the exchange offers. On February 17, 2004, our stock began trading on a post split basis. We anticipate settling the exchange offers on February 20, 2004.

Independent Auditors' Report

The Board of Directors
AirGate PCS, Inc.:

Under date of December 5, 2003, except as to note 14 (a) and (b) which are as of February 17, 2004, we reported on the consolidated balance sheets of AirGate PCS, Inc. and subsidiaries as of September 30, 2003 and 2002, and the related consolidated statements of operations, stockholders' deficit, and cash flows for each of the years in the three-year period ended September 30, 2003. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related financial statement schedule as listed in the accompanying index. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits.

In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

The accompanying consolidated financial statements and financial statement schedule have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered significant recurring losses since inception and has an accumulated deficit of $1.3 billion and a stockholders' deficit of $377.0 million at September 30, 2003. The Company's continuation as a going concern is dependent on its ability to restructure or otherwise amend the terms of its debt; and if unsuccessful, the Company may seek bankruptcy court or other protection from its creditors within the next year. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1. The consolidated financial statements and financial statement schedule do not include any adjustments that might result from the outcome of this uncertainty.



                                                              /s/ KPMG LLP
Atlanta, Georgia
December 5, 2003, except as to note 14
(a) and (b), which are as of February 17, 2004

                       AIRGATE PCS, INC. AND SUBSIDIARIES

           CONSOLIDATED SCHEDULE OF VALUATION AND QUALIFYING ACCOUNTS
              For the Years Ended September 30, 2003, 2002 and 2001
                             (dollars in thousands)


                                                                                Additions
                                                                           ------------------
                                                          Balance at        Charges to                                  Balance at
                                                         Beginning of        Costs and                                    End of
        Classification                                     Period             Expenses     Other          Deductions     Period
       ----------------                                  ------------       ----------     -----          ----------    -----------
September 30, 2003
      Allowance for Doubtful Accounts...................  $  6,759             5,220(1)   13,511(2)     (20,855) (3)  $    4,635

      Income Tax Valuation Allowance....................  $114,068            13,467(4)       --              --      $  127,535

September 30, 2002
      Allowance for Doubtful Accounts...................  $  2,759            21,343(1)   14,053(2)     (31,396)(3)   $    6,759

      Income Tax Valuation Allowance....................  $ 81,459            32,609(4)       --              --      $  114,068

September 30, 2001
      Allowance for Doubtful Accounts...................  $    563             8,125(1)    2,874(2)      (8,803)(3)   $    2,759
      Income Tax Valuation Allowance....................  $ 36,762            44,697(4)       --             --       $   81,459


(1) Amounts represent provisions for doubtful accounts charged to cost of service and roaming.

(2) Amounts represent provisions for late payment fees, early cancellation fees, first payment default customers, and other billing adjustments charged to subscriber revenues.

(3)  Amounts represent write-offs of uncollectible customer accounts.

(4) Amounts represent increases in the valuation allowance for deferred income tax assets to reduce them to the amount believed to be realizable.